Exhibit 4.1
OLD REPUBLIC INTERNATIONAL CORPORATION
to
WILMINGTON TRUST COMPANY
Trustee
Indenture
Dated as of
August 15, 1992
Providing for the Issuance of Debt Securities in Series

TABLE OF CONTENTS
ARTICLE ONE
Definitions and Other Provisions of General Application

Section 101. Definitions	1
Act	2
Affiliate	2
Authenticating Agent	2
Board of Directors	2
Board Resolution	2
Business Day	2
Commission	2
Common Stock	3
Company	3
Company Request	3
Convertible Debt Securities	3
Corporate Trust Office	3
Corporation	3
Debt Security Register	3
Debt Securities	3
Debt	3
Defaulted Interest	3
Event of Default	3
Holder	3
Indenture	3
Interest Payment Date	4
Maturity	4
Officers’ Certificate	4
Opinion of Counsel	4
Original Issue Discount Security	4
Outstanding	4
Paying Agent	5
Person	5
Predecessor Debt Security	5
Principal Insurance Subsidiary	5
Redemption Date	6
Redemption Price	6
Regular Record Date	6
Responsible Officer	6
Senior Indebtedness	6
Special Record Date	7
Stated Maturity	7
Subordinated Debt Securities	7
Subsidiary	7
Trustee	7
Trust Indenture Act	7
U.S. Government Obligations	7
Vice President	8
Yield to Maturity	8

i

ARTICLE SEVEN

Holders’ Lists and Reports by Trustee and Company

Section 701. Company to Furnish Trustee Names and Addresses of Holders	55
Section 702. Preservation of Information; Communications to Holders	55
Section 703. Reports by Trustee	57
Section 704. Reports by Company	58

ARTICLE EIGHT

Consolidation, Merger, Conveyance, Transfer or Lease

Section 801. Company May Consolidate, Etc., Only on Certain Terms	59
Section 802. Successor Corporation Substituted	60

ARTICLE NINE

Supplemental Indentures

Section 901. Supplemental Indentures Without Consent of Holders	60
Section 902. Supplemental Indentures with Consent of Holders	61
Section 903. Execution of Supplemental Indentures	62
Section 904. Effect of Supplemental Indentures	62
Section 905. Conformity with Trust Indenture Act	63
Section 906. Reference in Debt Securities to Supplemental Indentures	63

ARTICLE TEN

Covenants

Section 1001. Payment of Principal, Premium and Interest	63
Section 1002. Maintenance of Office or Agency	63
Section 1003. Money for Debt Security Payments To Be Held in Trust	64
Section 1004. Statement by Officers as to Default	65
Section 1005. Limitation on Liens on Stock of Principal Insurance Subsidiaries	66
Section 1006. Limitations on Issue or Disposition of Stock of Principal Insurance Subsidiaries	66
Section 1007. Waiver of Certain Covenants	67

ARTICLE ELEVEN

Redemption of Debt Securities

Section 1101. Applicability of Article	67
Section 1102. Election to Redeem; Notice to Trustee	67
Section 1103. Selection by Trustee of Debt Securities to Be Redeemed	67
Section 1104. Notice of Redemption	68
Section 1105. Deposit of Redemption Price	69
Section 1106. Debt Securities Payable on Redemption Date	69
Section 1107. Debt Securities Redeemed in Part	70

ARTICLE TWELVE

Sinking Fund

Section 1201. Applicability of Article	70
Section 1202. Satisfaction of Sinking Fund Payments with Debt Securities	70
Section 1203. Redemption of Debt Securities for Sinking Fund	71

ARTICLE THIRTEEN

Convertible Debt Securities

Section 1301. Applicability of Article	72
Section 1302. Manner of Exercise of Conversion Privilege	72
Section 1303. Cash Adjustment Upon Conversion	74
Section 1304. Adjustment of Conversion Rate	75
Section 1305. Company to Give Notice of Adjustment	78
Section 1306. Company to Give Notice of Certain Events	79
Section 1307. Reservation of Common Stock	80
Section 1308. Taxes on Conversions	80
Section 1309. Absence of Preemptive Rights	81
Section 1310. Debt Securities Converted	81
Section 1311. Effect of Consolidation, Merger or Sale	81
Section 1312. Return of Funds	82

ARTICLE FOURTEEN

Subordinated Debt Securities

Section 1401. Applicability of Article	82
Section 1402. No Payment on Subordinated Debt Securities in Event of Default on Senior Indebtedness	83
Section 1403. Distribution on Dissolution, Liquidation and Reorganization	84
Section 1404. Payment to Holders of Senior Indebtedness	85
Section 1405. Subrogation	86

v

Section 1406. Payment on Subordinated Debt Securities Permitted	87
Section 1407. Authorization of Holders to Trustee to Effect Subordination	87
Section 1408. Trustee as Holder of Senior Indebtedness	88
Section 1409. Notices to Trustee	88
Section 1410. No Fiduciary Duty by Trustee to Holders of Senior Indebtedness	88
Section 1411. Paying Agent Treated as Trustee	88

Old Republic International Corporation
Reconciliation and tie between Trust Indenture Act of 1939 and
Indenture, dated as of August 15, 1992

Trust Indenture
Act Section		Indenture Section
Section 310	(a) (1)	609
	(a) (2)	609
	(a) (3)	Not Applicable
	(a) (4)	Not Applicable
	(b)	608
		610

Section 311	(a)	613	(a)
	(b)	613	(b)
	(b) (2)	703	(a) (2)
		703	(b)

Section 312	(a)	701
		702	(a)
	(b)	702	(b)
	(c)	702	(c)

Section 313	(a)	703	(a)
	(b)	703	(b)
	(c)	703	(a)
		703	(b)
	(d)	703	(c)

Section 314	(a)	704
	(b)	Not Applicable
	(c) (1)	102
	(c) (2)	102
	(c) (3)	Not Applicable
	(d)	Not Applicable
	(e)	102

Section 315	(a)	601	(a)
	(b)	602
		703	(a) (6)
	(c)	601	(b)
	(d)	601	(c)
	(d) (1)	601	(a) (1)
	(d) (2)	601	(c) (2)
	(d) (3)	601	(c) (3)
	(e)	514

Trust Indenture
Act Section		Indenture Section
Section 316	(a)	101
	(a) (1) (A)	502
		512
	(a) (1) (B)	513
	(a) (2)	Not Applicable
	(b)	508

Section 317	(a) (1)	503
	(a) (2)	504
	(b)	1003

Section 318	(a)	107
Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

     INDENTURE, dated as of August 15, 1992 between Old Republic International Corporation, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”), having its principal executive office at 307 North Michigan Avenue, Chicago, Illinois, and Wilmington Trust Company, a banking corporation duly organized and existing under the laws of the State of Delaware, as Trustee (herein called the “Trustee”).
Recitals of the Company
     The Company has duly authorized the creation and the issue from time to time of its Debt Securities (herein called the “Debt Securities”) to be issued in one or more series of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.
     All things necessary to make the Debt Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.
     Now, Therefore, This Indenture Witnesseth:
     For and in consideration of the premises and the purchase of the Debt Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Debt Securities, as follows:
ARTICLE ONE
     Definitions and Other Provisions of General Application
Section 101. Definitions.
     For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:
(1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;
(2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;
(3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation; and
(4) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.
     Certain terms, used principally in Article Six, are defined in that Article.
     “Act” when used with respect to any Holder has the meaning specified in Section 104.
     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “Authenticating Agent” means any Person authorized by the Trustee to act on behalf of the Trustee to authenticate Debt Securities.
     “Board of Directors” means either the board of directors of the Company or any duly authorized committee of that board.
     “Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.
     “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in Wilmington, Delaware are authorized or obligated by law or executive order to close.
     “Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

     “Common Stock” means all shares now or hereafter authorized of the class of the Common Stock, $1.00 par value, of the Company currently authorized and stock of any other class into which such shares may hereafter have been changed.
     “Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor corporation.
     “Company Request” or “Company Order” means a written request or order signed in the name of the Company by its Chairman of the Board, a Vice Chairman, its President, or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.
     “Convertible Debt Securities” means Debt Securities which are convertible into shares of Common Stock in accordance with Article Thirteen hereof.
     “Corporate Trust Office” means the principal office of the Trustee in Wilmington, Delaware at which at any particular time its corporate trust business shall be administered, which office at the date of this Indenture is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890.
     “Corporation” includes corporations, associations, companies and business trusts.
     “Debt Security Register” and “Debt Security Registrar” have the respective meanings specified in Section 305.
     “Debt Securities” has the meaning stated in the first recital of this Indenture and, more particularly, means any evidences of indebtedness authenticated and designated under this Indenture.
     “Debt” has the meaning specified in Section 1005.
     “Defaulted Interest” has the meaning specified in Section 307.
     “Event of Default” has the meaning specified in Section 501.
     “Holder” means a Person in whose name a Debt Security is registered in the Debt Security Register.
     “Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

     “Interest Payment Date” means the Stated Maturity of an installment of interest on the Debt Securities.
     “Maturity” when used with respect to any Debt Security means the date on which the principal of such Debt Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.
     “Officers’ Certificate” means a certificate signed by the Chairman of the Board, a Vice Chairman of the Board, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee.
     “Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Company, and who shall be acceptable to the Trustee.
     “Original Issue Discount Security” shall mean any Debt Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 502.
     “Outstanding” when used with respect to Debt Securities, or Debt Securities of any series, means, as of the date of determination, all such Debt Securities theretofore authenticated and delivered under this Indenture, except:
     (i) Debt Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;
     (ii) Debt Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Debt Securities; provided that, if such Debt Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and
     (iii) Debt Securities in exchange for or in lieu of which other Debt Securities have been authenticated and delivered pursuant to this Indenture;
     provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities of any or all series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Debt Securities of such series owned by the Company or any other obligor upon the Debt Securities of such series or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Debt Securities which the Trustee knows to be so owned shall be so disregarded. Debt Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Debt Securities and that the pledgee is not the Company or any other obligor upon the Debt Securities or any Affiliate of the Company or of such other obligor.
     In determining whether the Holders of the requisite principal amount of Outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to Section 502.
     “Paying Agent” means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Debt Securities on behalf of the Company.
     “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
     “Predecessor Debt Security” of any particular Debt Security of any series means every previous Debt Security of such series evidencing all or a portion of the same debt as that evidenced by such particular Debt Security of such series; and, for the purposes of this definition, any Debt Security of any series authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Debt Security of such series shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Debt Security of such series.
     “Principal Insurance Subsidiary” means each of Old Republic Life Insurance Company, Old Republic Insurance Company, Old Republic Life Insurance Company of New York, Title Insurance Company of Minnesota, Republic Mortgage Insurance Company, Bituminous Casualty Corporation and Great West Casualty Company and any successor to all or a principal part of the business or properties of any thereof.

     “Redemption Date”, when used with respect to any Debt Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.
     “Redemption Price”, when used with respect to any Debt Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.
     “Regular Record Date” for the interest payable on any Interest Payment Date means the date, if any, specified in the Debt Securities of any series as the record date for determination of Holders to whom interest is payable on the next succeeding Interest Payment Date.
     “Responsible Officer”, when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, any trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.
     “Senior Indebtedness” means the principal of, premium, if any, and unpaid interest on the following, whether outstanding at the date hereof or thereafter incurred or created: (a) indebtedness of the Company for money borrowed (including purchase-money obligations) evidenced by notes or other written obligations, (b) indebtedness of the Company evidenced by notes, debentures, bonds or other securities issued under the provisions of an indenture or similar instrument, (c) obligations of the Company as lessee under capitalized leases and leases of property made as part of any sale and leaseback transactions, (d) indebtedness of others of any of the kinds described in the preceding clauses (a) through (c) assumed or guaranteed by the Company and (e) renewals, extensions and refundings of, and indebtedness and obligations of a successor corporation issued in exchange for or in replacement of, indebtedness or obligations of the kinds described in the preceding clauses (a) through (d), unless in the case of any particular indebtedness, obligation, renewal, extension or refunding the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such indebtedness, obligation, renewal, extension or refunding is not superior in right of payment to the Subordinated Debt Securities, but Senior Indebtedness shall not include the Subordinated Debt Securities or any indebtedness, obligation, renewal, extension or refunding as is by its terms expressly stated to rank pari passu with the Subordinated Debt Securities.
     “Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.
     “Stated Maturity”, when used with respect to any Debt Security or any installment of interest thereon, means the date specified in such Debt Security as the fixed date on which the principal of such Debt Security or such installment of interest is due and payable.
     “Subordinated Debt Securities” means Debt Securities which are subordinate in accordance with the terms of Article Fourteen.
     “Subsidiary” means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, “voting stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.
     “Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.
     “Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed, except as provided in Section 905.
     “U.S. Government Obligations” means securities which are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America which, in either case, are not callable or redeemable at the option of the issuer thereof or otherwise subject to prepayment, and shall also include a depository receipt issued by a New York Clearing House bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.
     “Vice President”, when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.
     “Yield to Maturity” shall mean the yield to maturity, calculated at the time of issuance of a series of Debt Securities or, if applicable, at the most recent redetermination of interest on such series, in each case calculated in accordance with accepted financial practice.
Section 102. Compliance Certificates and Opinions.
     Upon any application or request by the Company or any other obligor upon any series of Debt Securities to the Trustee to take any action under any provision of this Indenture, the Company or such other obligor upon such series of the Debt Securities shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.
     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:
(1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;
(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.
Section 103. Form of Documents Delivered to Trustee.
     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
     Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.
     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
Section 104. Acts of Holders.
     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to

Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.
     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments or deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.
     (c) The ownership of Debt Securities shall be proved by the Debt Security Register or by a certificate of the Debt Security Registrar.
     (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Debt Security shall bind every future Holder of the same Debt Security and the Holder of every Debt Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Debt Security.
Section 105. Notices, Etc., to Trustee and Company.
     Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,
(1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Administration, or
(2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.

Section 106. Notice to Holders; Waiver.
     Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Debt Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
     In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.
Section 107. Conflict with Trust Indenture Act.
     If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.
Section 108. Effect of Headings and Table of Contents.
     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
Section 109. Successors and Assigns.
     All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.
Section 110. Separability Clause.
     In case any provision in this Indenture or in the Debt Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 111. Benefits of Indenture.
     Nothing in this Indenture or in the Debt Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the holders of Senior Indebtedness and the Holders of Debt Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.
Section 112. Governing Law.
     This Indenture and the Debt Securities shall be governed by and construed in accordance with the laws of the State of New York, provided, however, that the rights, duties and liabilities of the Trustee shall be governed by and construed in accordance with the laws of the State of Delaware so long as the Wilmington Trust Company is Trustee.
Section 113. Legal Holidays.
     In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Debt Security or the last date on which a Holder has the right to convert his Debt Securities shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Debt Securities) payment of interest or principal (and premium, if any) or conversion of the Debt Securities need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, or on such last day for conversion, provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.
ARTICLE TWO
Debt Security Forms
Section 201. Forms Generally.
     The Debt Securities of each series shall be in substantially such form as shall be established by or pursuant to a resolution or resolutions of the Board of Directors or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Debt Securities, as evidenced by their execution of the Debt Securities.

     The definitive Debt Securities shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which the Debt Securities may be listed, all as determined by the officers executing such Debt Securities, as evidenced by their execution of such Debt Securities.
Section 202. Form of Trustee’s Certificate of Authentication.
     This is one of the Debt Securities referred to in the within-mentioned Indenture.

Wilmington Trust Company as Trustee
By:
Authorized Signature

Section 203. Form of Conversion Notice.
To Old Republic International Corporation:
     The undersigned owner of this Debt Security hereby irrevocably exercises the option to convert this Debt Security, or portion hereof (which is $1,000 or an integral multiple thereof) below designated, into shares of Common Stock of Old Republic International Corporation in accordance with the terms of the Indenture referred to in this Debt Security, and directs that the shares issuable and deliverable upon the conversion, together with any check in payment for fractional shares and any Debt Securities representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Dated

Signature

Fill in for registration of shares of Common Stock and Debt Securities if to be issued otherwise than to the registered holder.

(Name)	Social Security or Other Taxpayer Identifying Number

(Address)	Principal Amount to be Converted (in an integral multiple of $1,000, if less than all):

Please print name and address	$
(including zip code)
ARTICLE THREE
The Debt Securities
Section 301. Amount; Issuable in Series.
     The aggregate principal amount of Debt Securities which may be authenticated and delivered under this Indenture is unlimited.
     The Debt Securities may be issued in one or more series. There shall be established in or pursuant to a resolution or resolutions of the Board of Directors and set forth in an Officers’ Certificate, or established in one or more indentures supplemental hereto, prior to the initial issuance of Debt Securities of any series:
     (1) the title of the Debt Securities of the series (which shall distinguish the Debt Securities of the series from all other Debt Securities);
     (2) any limit upon the aggregate principal amount of the Debt Securities of the series which may be authenticated and delivered under this Indenture, except for Debt Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Debt Securities of the series pursuant to Section 304, 305, 306, 906, 1107 or 1302;
     (3) the date or dates on which the principal (and premium, if any) of the Debt Securities of the series is payable;

     (4) the rate or rates at which the Debt Securities of the series shall bear interest, if any, or the manner of calculation of such rate or rates, and the date or dates from which such interest shall accrue;
     (5) the price or prices at which, the period or periods within which and the terms and conditions upon which Debt Securities of the series may be redeemed in whole or in part, at the option of the Company pursuant to any sinking fund or otherwise;
     (6) the obligation of the Company to redeem, purchase or repay Debt Securities of the series pursuant to any sinking fund or analogous provisions;
     (7) the terms and conditions upon which the Debt Securities of the series may be convertible into Common Stock, including the initial conversion rate, the conversion period and any other provisions in addition to or in lieu of those set forth in this Indenture;
     (8) whether such Debt Securities shall constitute Subordinated Debt Securities in accordance with Article Fourteen hereof;
     (9) any other terms of the series (which terms shall not be inconsistent in any material respect with the provisions of this Indenture unless the terms of this Indenture contemplate that variations in certain provisions may be established for securities of any series), including any terms which may be required by or advisable under United States laws or regulations; and
     (10) any trustees, authenticating or paying agents, transfer agents, registrars or any other agents or depositaries with respect to the Debt Securities of the series.
     All Debt Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to such resolution or resolutions of the Board of Directors or in any such indenture supplemental hereto.
     The principal of (and premium, if any) and interest on the Debt Securities shall be payable at the office or agency of the Company in Wilmington, Delaware maintained for such purpose and at any other office or agency maintained by the Company for such purpose; provided, however, that at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Debt Security Register.

Section 302. Denominations.
     The Debt Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.
     Any Debt Security or Debt Securities of any series may be exchanged for a Debt Security or Debt Securities of such series of other authorized denominations, in an equal aggregate principal amount.
Section 303. Execution, Authentication, Delivery and Dating.
     The Debt Securities shall be executed on behalf of the Company by its Chairman of the Board, one of its Vice Chairmen, its President, or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Treasurer, or one of its Assistant Treasurers or its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Debt Securities may be manual or facsimile.
     Debt Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Debt Securities or did not hold such offices at the date of such Debt Securities.
     At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Debt Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Debt Securities; and the Trustee in accordance with such Company Order shall authenticate and deliver such Debt Securities as in this Indenture provided and not otherwise.
     Each Debt Security shall be dated the date of its authentication.
     No Debt Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Debt Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Debt Security shall be conclusive evidence, and the only evidence, that such Debt Security has been duly authenticated and delivered hereunder.

Section 304. Temporary Debt Securities.
     Pending the preparation of definitive Debt Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Debt Securities of such series which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Debt Securities of such series in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Debt Securities may determine, as evidenced by their execution of such Debt Securities.
     If temporary Debt Securities of any series are issued, the Company will cause definitive Debt Securities of such series to be prepared without unreasonable delay. After the preparation of definitive Debt Securities of any series, the temporary Debt Securities of such series shall be exchangeable for definitive Debt Securities of such series upon surrender of the temporary Debt Securities of such series at any office or agency of the Company designated pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Debt Securities of any series the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Debt Securities of such series of authorized denominations. Until so exchanged the temporary Debt Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Debt Securities of such series.
Section 305. Registration, Registration of Transfer and Exchange.
     The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes collectively referred to as the “Debt Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Debt Securities and of transfers of Debt Securities. The Trustee is hereby appointed “Debt Security Registrar” for the purpose of registering Debt Securities and transfers of Debt Securities as herein provided.
     Upon surrender for registration of transfer of any Debt Security of any series at an office or agency of the Company designated pursuant to Section 1002 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Debt Securities of such series of any authorized denominations, of a like aggregate principal amount.

     The Company may, at its option, provide for alternative methods or forms for evidencing and recording the ownership of Debt Securities. As provided in Section 901, the Company may amend the Indenture to establish such alternative methods or forms.
     At the option of the Holder, Debt Securities of any series may be exchanged for other Debt Securities of such series of any authorized denominations, of a like aggregate principal amount, upon surrender of the Debt Securities to be exchanged at such office or agency. Whenever any Debt Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Debt Securities which the Holder making the exchange is entitled to receive.
     All Debt Securities issued upon any registration of transfer or exchange of Debt Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Debt Securities surrendered upon such registration of transfer or exchange.
     Every Debt Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Debt Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.
     No service charge to the Holder shall be made for any registration of transfer or exchange of Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Debt Securities, other than exchanges pursuant to Section 304, 906, 1107 or 1302 not involving any transfer.
     The Company shall not be required (i) to issue, register the transfer of or exchange any Debt Security of a series being redeemed during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Debt Securities selected for redemption under Section 1104 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Debt Security so selected for redemption in whole or in part, except the unredeemed portion of any Debt Security being redeemed in part.
Section 306. Mutilated, Destroyed, Lost and Stolen Debt Securities.
     If any mutilated Debt Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Debt Security of the same series of like tenor and principal amount and bearing a number not contemporaneously outstanding. Unless the Trustee, in its discretion, determines that any such mutilated Debt Security is authentic, such Debt Security shall be treated as destroyed for purposes of this Section 306.
     If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Debt Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice of the Company or the Trustee that such Debt Security has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Debt Security, a new Debt Security of the same series of like tenor and principal amount and bearing a number not contemporaneously outstanding.
     In case any such mutilated, destroyed, lost or stolen Debt Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Debt Security, pay such Debt Security.
     Upon the issuance of any new Debt Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.
     Every new Debt Security of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Debt Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Debt Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Debt Securities of such series duly issued hereunder.
     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debt Securities.
Section 307. Payment of Interest; Interest Rights Preserved.
     Interest on any Debt Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Debt Security (or one or more Predecessor Debt Securities) is registered at the close of business on the Regular Record Date for such interest.

     Any interest on any Debt Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:
     (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Debt Securities (or their respective Predecessor Debt Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Debt Security of any series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Debt Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Debt Securities of such series (or their respective Predecessor Debt Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).
     (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debt Securities of that series may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

     Subject to the foregoing provisions of this Section, each Debt Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Debt Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Debt Security.
     In the case of any Convertible Debt Security which is converted after any Regular Record Date and on or prior to the next succeeding Interest Payment Date (other than any Convertible Debt Security whose Maturity is prior to such Interest Payment Date), interest whose Stated Maturity is on such Interest Payment Date shall be payable on such Interest Payment Date notwithstanding such conversion, and such interest (whether or not punctually paid or duly provided for) shall be paid to the Person in whose name that Convertible Debt Security (or one or more Predecessor Convertible Debt Securities) is registered at the close of business on such Regular Record Date.
Section 308. Persons Deemed Owners.
     Prior to due presentment of a Debt Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Debt Security is registered as the owner of such Debt Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 307) interest on such Debt Security and for all other purposes whatsoever, whether or not such Debt Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.
Section 309. Cancellation.
     All Debt Securities surrendered for payment, redemption, registration of transfer or exchange or conversion or for credit against any sinking fund payment pursuant to Section 1202 shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Debt Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Debt Securities so delivered shall be promptly cancelled by the Trustee. No Debt Securities shall be authenticated in lieu of or in exchange for any Debt Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Debt Securities held by the Trustee shall be disposed of as directed by a Company Order.

Section 310. Computation of Interest.
     Interest on the Debt Securities shall be computed on the basis of a 360-day year of twelve 30-day months.
ARTICLE FOUR
Satisfaction and Discharge
Section 401. Satisfaction and Discharge of Indenture.
     This Indenture shall cease to be of further effect with respect to the Debt Securities of any series (except as to any surviving rights of conversion, registration of transfer or exchange of Debt Securities herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when
     (1) either
     (A) all Debt Securities of such series theretofore authenticated and delivered (other than (i) Debt Securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Debt Securities of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or
     (B) all Debt Securities of such series not theretofore delivered to the Trustee for cancellation
     (i) have become due and payable, or
     (ii) will become due and payable at their Stated Maturity within one year, or
     (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on all Debt Securities of such series not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Debt Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;
(2) the Company has paid or caused to be paid all other sums payable hereunder by the Company with respect to the Debt Securities of such series; and
(3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to the Debt Securities of such series have been complied with.
Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 607 and the obligations of the Trustee to any Authenticating Agent under Section 614 shall survive.
Section 402. Application of Trust Money.
     All money deposited with the Trustee with respect to Debt Securities of any series pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the particular Debt Securities of such series and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.
Section 403. Release of Paying Agent.
     In connection with the satisfaction and discharge of this Indenture with respect to the Debt Securities of any or all series, all moneys then held by any Paying Agent under the provisions of this Indenture with respect to the Debt Securities of such series shall, upon demand of the Company, be paid to the Trustee and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.
Section 404. Unclaimed Moneys.
     Any moneys deposited with or paid to the Trustee or any Paying Agent for the payment of the principal of or interest on any Debt Security of any series and not applied but remaining unclaimed for six years after the date upon which such principal or interest shall have become due and payable, shall be repaid to the Company by the Trustee or such Paying Agent on demand and the Holder of such Debt Security of such series shall thereafter look only to the Company for any payment which such Holder may be entitled to collect and all liability of the Trustee or any

Paying Agent with respect to such moneys shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment may at the expense of the Company cause to be published once a week for two successive weeks (in each case on any day of the week) in a newspaper in the Borough of Manhattan, New York, New York, a notice that said moneys have not been so applied and that after a date named therein any unclaimed balance of said moneys then remaining will be returned to the Company. It shall not be necessary for more than one such publication to be made in the same newspaper.
Section 405. Defeasance.
     Notwithstanding Section 401, the Company shall be deemed to have paid and discharged the entire indebtedness on all the Debt Securities of any series, the provisions of this Indenture with respect to Debt Securities of such series (except as to (i) the rights of Holders of such Debt Securities to receive, from the money and U.S. Government Obligations deposited with the Trustee pursuant to this Section 405 or the interest and principal received by the Trustee in respect of such U.S. Government Obligations, payment of the principal of or interest on such Debt Securities on the Stated Maturity thereof or upon any sinking fund payment date with respect to such Debt Securities required to be redeemed pursuant to Section 1201, (ii) the Company’s obligations with respect to such Debt Securities under Sections 305, 306, 1001, 1002 and 1003 and (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the obligations of the Company to the Trustee under Section 607) shall no longer be in effect, and the Trustee, at the expense of the Company, shall, upon the Company’s request, execute proper instruments acknowledging the same, if:
     (1) the Company has deposited or caused to be deposited with the Trustee irrevocably (irrespective of whether the conditions in clauses (2), (3) and (4) have been satisfied) as trust funds in trust for the purpose, with reference to this Section 405, (A) money in an amount, or (B) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide not later than one day before the due date of any payment (referred to below) money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge (i) the principal of and interest on the outstanding Debt Securities of such series on the Stated Maturity of such principal or interest and (ii) the sinking fund payments applicable to the Debt Securities of such series on the day on which such payments are due and payable in accordance with the terms of the Indenture and of the Debt Securities of such series;
     (2) no Event of Default or event which with the giving of notice or lapse of time or both would become an Event of Default shall have occurred and be continuing on the date of such deposit and no Event of Default under Section 501(5) or Section 501(6) or event which with the giving of notice or lapse of time or both would become an Event of Default under Section 501(5) or Section 501(6) shall have occurred and be continuing on the 61st day after such date;
     (3) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and
     (4) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the entire indebtedness on all Debt Securities of such series have been complied with.
Section 406. Survival of Obligations.
     Notwithstanding the satisfaction and discharge of this Indenture with respect to Debt Securities of any series (including without limitation under Section 405), the obligations of the Company in Sections 305, 306, 308, 607, 610, 1001, 1002 and 1003, and the obligations of the Trustee in Sections 401, 402 and 404, shall survive.
ARTICLE FIVE
Remedies
Section 501. Events of Default.
     “Event of Default” with respect to Debt Securities of any series, wherever used herein, means any one of the following events (whatever the reasons for such Event of Default and whether it shall be occasioned by the provisions of Article Fourteen or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
     (1) default in the payment of any interest upon any Debt Security of such series when it becomes due and payable, and continuance of such default for a period of 30 days; or

     (2) default in the payment of the principal of (or premium, if any, on) any Debt Security of such series at its Maturity; or
     (3) default in the deposit of any sinking fund payment with respect to Debt Securities of such series, when and as due by the terms of Sections 1201 and 1203; or
     (4) default in the performance, or breach, of any covenant or warranty of the Company with respect to Debt Securities of such series in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 10% in principal amount of the Outstanding Debt Securities of such series affected thereby a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or
     (5) if an event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for money borrowed of the Company in excess of $5,000,000, whether such indebtedness now exists or shall hereafter be created, shall happen and shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such acceleration shall not be rescinded or annulled, or such indebtedness shall not have been discharged, within a period of 10 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 10% in principal amount of the Outstanding Debt Securities (treated as one class) a written notice specifying such event of default and requiring the Company to cause such acceleration to be rescinded or annulled or to cause such indebtedness to be discharged and stating that such notice is a “Notice of Default” hereunder; provided, however, that if such acceleration shall be rescinded or annulled or such indebtedness discharged after such 10-day period and prior to acceleration hereunder, the Event of Default hereunder by reason thereof shall be deemed to have been cured hereunder without action on the part of the Trustee or the Holders; or
     (6) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under Federal bankruptcy law or any other applicable Federal or State law, or appointing a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or
     (7) the institution by the Company of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under Federal bankruptcy law or any other applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.
Section 502. Acceleration of Maturity; Rescission and Annulment.
     If an Event of Default occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of any series may declare the principal (or, if the Debt Securities of such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) of all the Debt Securities of such series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal (or, if any Debt Securities are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms thereof) shall become immediately due and payable.
     At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Debt Securities of such series, each series treated as a separate class (or all Debt Securities, as the case may be, treated as one class), by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

     (1) the Company has paid or deposited with the Trustee, in accordance and compliance with the provisions of Article XIV hereof, a sum sufficient to pay:
(A) all overdue installments of interest on all Debt Securities of such series (or of all Debt Securities as the case may be),
(B) the principal of (and premium, if any, on) any Debt Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Debt Securities of such series (or, Yields to Maturity, in the case of Original Issue Discount Securities) (or at the respective rates of interest of all the Debt Securities, as the case may be),
(C) to the extent that payment of such interest is lawful, interest upon overdue installments of interest at the rate borne by the Debt Securities of such series (or, Yields to Maturity, in the case of Original Issue Discount Securities) (or at the respective rates of interest of all the Debt Securities, as the case may be), and
(D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;
     and
     (2) all Events of Default, other than the non-payment of the principal of Debt Securities which have become due solely by such declaration of acceleration, have been cured and waived as provided in Section 513.
No such rescission shall affect any subsequent default or impair any right consequent thereon.
Section 503. Collection of Indebtedness and Suits for Enforcement by Trustee.
     The Company and all other obligors upon the Debt Securities of any series covenant that if
     (1) default is made in the payment of any installment of interest on any Debt Security of such series when such interest becomes due and payable and such default continues for a period of 30 days, or

     (2) default is made in the payment of the principal of (or premium, if any, on) any Debt Security of any series at the Maturity thereof, the Company and such other obligors upon the Debt Securities of such series will, upon demand of the Trustee, pay to it, for the benefit of the Holders of all Debt Securities of such series, the whole amount then due and payable on such Debt Securities of such series for principal (and premium, if any) and interest, with interest upon the overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the rate borne by the Debt Securities (or, Yields to Maturity, in the case of Original Issue Discount Securities) of such series; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
     If the Company or any other obligor upon the Debt Securities of such series fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Debt Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Debt Securities, wherever situated.
     If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.
Section 504. Trustee May File Proofs of Claim.
     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Debt Securities of any series or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of any Debt Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company or any such other obligor for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,
     (i) to file and prove a claim for the whole amount of principal (and premium, if any) and interest (or, if the Debt Securities of any series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) owing and unpaid in respect of the Debt Securities of any series and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and
     (ii) to vote on behalf of the Holders of any series in any election of any trustee in bankruptcy or other person performing similar functions, unless prohibited by law or applicable regulations, and
     (iii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;
and any receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.
     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Debt Securities of any series or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
Section 505. Trustee May Enforce Claims Without Possession of Debt Securities.
     All rights of action and claims under this Indenture or the Debt Securities may be prosecuted and enforced by the Trustee without the possession of any of the Debt Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the

Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Debt Securities in respect of which such judgment has been recovered.
Section 506. Application of Money Collected.
     Subject to Article Fourteen, any money collected by the Trustee pursuant to this Article with respect to the Debt Securities of any series shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Debt Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
     First: To the payment of all amounts due the Trustee under Section 607; and
     Second: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Debt Securities of such series in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Debt Securities for principal (and premium, if any) and interest, respectively.
Section 507. Limitation on Suits.
     No Holder of any Debt Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless
     (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;
     (2) the Holders of not less than 25% in principal amount of Outstanding Debt Securities of such series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;
     (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;
     (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

     (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Debt Securities of such series;
it being understood and intended that no one or more Holders of any series shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

Section 508.	Unconditional Right of Holders to Receive Principal, Premium and Interest and to Convert.
     Notwithstanding any other provision in this Indenture, the Holder of any Debt Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 307) interest on such Debt Securities on the respective Stated Maturities expressed in such Debt Security (or, in the case of redemption, on the Redemption Date) and, if such Debt Security is a Convertible Debt Security, to so convert such Convertible Debt Security in accordance with Article Thirteen and to institute suit for the enforcement of any such payment and right to convert, and such rights shall not be impaired without the consent of such Holder.
Section 509. Restoration of Rights and Remedies.
     If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.
Section 510. Rights and Remedies Cumulative.
     No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
Section 511. Delay or Omission Not Waiver.
     No delay or omission of the Trustee or of any Holder of any Debt Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
Section 512. Control by Holders.
     The Holders of a majority in principal amount of the Outstanding Debt Securities of each series affected (with each series treated as a separate class) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of such series, provided that
     (1) such direction shall not be in conflict with any rule of law or with this Indenture, and
     (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and
     (3) the Trustee need not follow such direction if doing so would in its reasonable discretion either involve it in personal liability or be unduly prejudicial to the rights of Holders of any series so affected not joining in such direction.
Section 513. Waiver of Past Defaults.
     The Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series may on behalf of the Holders of all the Debt Securities of such series waive any past default hereunder and its consequences, except a default
     (1) in the payment of the principal of (or premium, if any) or interest on any Debt Security, or
     (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security affected.

     Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.
Section 514. Undertaking for Costs.
     All parties to this Indenture agree, and each Holder of any Debt Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys1 fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Debt Securities of such series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Debt Security on or after the respective Stated Maturities expressed in such Debt Security (or, in the case of redemption, on or after the Redemption Date) or for the enforcement of the right to convert any Debt Security in accordance with Article Thirteen.
Section 515. Waiver of Stay or Extension Laws.
     The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE SIX
The Trustee
Section 601. Certain Duties and Responsibilities.
     (a) With respect to the Holders of any series of Debt Securities issued hereunder, except during the continuance of an Event of Default with respect to the Debt Securities of such particular series,
     (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
     (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.
     (b) In case an Event of Default has occurred with respect to the Debt Securities of any series and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture with respect to such series of Debt Securities, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.
     (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that
     (1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;
     (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;
     (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders pursuant to Section 512 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and
     (4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
     (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.
Section 602. Notice of Defaults.
     Within 90 days after the occurrence of any default hereunder with respect to the Debt Securities of any series, the Trustee shall transmit by mail to all Holders of such series, as their names and addresses appear in the Debt Security Register, notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that except in the case of a default in the payment of the principal of (or premium, if any) or interest on any Debt Security or in the payment of any sinking fund installment with respect to such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders of such series; and provided, further, that in the case of any default of the character specified in Section 501(4), no such notice to Holders of any series affected shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default.
     Section 603. Certain Rights of Trustee.
     Except as otherwise provided in Section 601:
     (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

     (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;
     (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;
     (d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;
     (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;
     (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; and
     (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.
Section 604. Not Responsible for Recitals or Issuance of Debt Securities.
     The recitals contained herein and in the Debt Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Debt Securities. The Trustee shall not be accountable for the use or application by the Company of Debt Securities or the proceeds thereof.
Section 605. May Hold Debt Securities.
     The Trustee, any Authenticating Agent, any Paying Agent, any Debt Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Debt Securities and, subject to Sections 608 and 613, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Debt Security Registrar or such other agent.
Section 606. Money Held in Trust.
     Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.
Section 607. Compensation and Reimbursement.
     The Company agrees:
     (1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);
     (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and
     (3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

     As security for the performance of the obligations of the Company under this Section the Trustee shall have a lien prior to the Debt Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust pursuant to Article IV for the payment of principal of (and premium, if any) or interest on particular Debt Securities.
Section 608. Disqualification; Conflicting Interest.
     (a) If the Trustee has or shall acquire any conflicting interest, as defined in this Section, it shall, within 90 days after ascertaining that it has such conflicting interest, and if an Event of Default to which such conflicting interest relates has not been cured or duly waived or otherwise eliminated before the end of such 90-day period, either eliminate such conflicting interest or resign in the manner and with the effect hereinafter specified in this Article.
     (b) In the event that the Trustee shall fail to comply with the provisions of Subsection (a) of this Section, the Trustee shall, within 10 days after the expiration of such 90-day period, transmit by mail to all Holders, as their names and addresses appear in the Debt Security Register, notice of such failure.
     (c) For the purposes of this Section, the Trustee shall be deemed to have a conflicting interest if an Event of Default occurs with respect to the Debt Securities of any series, and
     (1) the Trustee is trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the Company are outstanding or is Trustee for more than one outstanding series of securities, under a single indenture of the Company, unless such other indenture is a collateral trust indenture under which the only collateral consists of Debt Securities issued under this Indenture, provided that there shall be excluded from the operation of this paragraph any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if
     (i) this Indenture and such other indenture or indentures (and all series of securities issuable thereunder) are wholly unsecured and rank equally and such other indenture or indentures (and such series) are hereafter qualified under the Trust Indenture Act, unless the Commission shall have found and declared by order pursuant to Section 305(b) or Section 307(c) of the Trust Indenture Act that differences exist between the provisions of this Indenture (or such series) and the provisions of such other indenture or indentures (or such series) which are so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under this Indenture and such other indenture or indentures, or
     (ii) the Company shall have sustained the burden of proving, on application to the Commission and after opportunity for hearing thereon, that trusteeship under this Indenture and such other indenture or indentures or under more than one outstanding series under a single indenture is not so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under one of such indentures or with respect to such series;
     (2) the Trustee or any of its directors or executive officers is an underwriter for the Company upon the Debt Securities of any series;
     (3) the Trustee directly or indirectly controls or is directly or indirectly controlled by or is under direct or indirect common control with an underwriter for the Company upon the Debt Securities of any series;
     (4) the Trustee or any of its directors or executive officers is a director, officer, partner, employee, appointee or representative of the Company, or of an underwriter (other than the Trustee itself) for the Company who is currently engaged in the business of underwriting, except that (i) one individual may be a director or an executive officer, or both, of the Trustee and a director or an executive officer, or both, of the Company but may not be at the same time an executive officer of both the Trustee and the Company; (ii) if and so long as the number of directors of the Trustee in office is more than nine, one additional individual may be a director or an executive officer, or both, of the Trustee and a director of the Company; and (iii) the Trustee may be designated by the Company or by any underwriter for the Company to act in the capacity of transfer agent, registrar, custodian, paying agent, fiscal agent, escrow agent or depositary, or in any other similar capacity, or, subject to the provisions of paragraph (1) of this Subsection, to act as trustee whether under an indenture or otherwise;

     (5) 10% or more of the voting securities of the Trustee is beneficially owned either by the Company or by any director, partner or executive officer thereof, or 20% or more of such voting securities is beneficially owned, collectively, by any two or more of such persons; or 10% or more of the voting securities of the Trustee is beneficially owned either by an underwriter for the Company or by any director, partner or executive officer thereof, or is beneficially owned, collectively, by any two or more such persons;
     (6) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default (as hereinafter in this Subsection defined), (i) 5% or more of the voting securities, or 10% or more of any other class of security, of the Company not including the Debt Securities issued under this Indenture and securities issued under any other indenture under which the Trustee is also trustee, or (ii) 10% or more of any class of security of an underwriter for the Company;
     (7) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default (as hereinafter in this Subsection defined), 5% or more of the voting securities of any person who, to the knowledge of the Trustee, owns 10% or more of the voting securities of, or controls directly or indirectly or is under direct or indirect common control with, the Company;
     (8) the Trustee is the beneficial owner, or holds as collateral security for an obligation which is in default (as hereinafter in this Subsection defined), 10% or more of any class of security of any person who, to the knowledge of the Trustee, owns 50% or more of the voting securities of the Company; or
     (9) the Trustee owns, on the date of default upon the Debt Securities of any series or any anniversary of such default while such default upon the Debt Securities of such series remains outstanding, in the capacity of executor, administrator, testamentary or inter vivos trustee, guardian, committee or conservator, or in any other similar capacity, an aggregate of 25% or more of the voting securities, or of any class of security, of any person, the beneficial ownership of a specified percentage of which would have constituted a conflicting interest under paragraph (6), (7) or (8) of this Subsection. As to any such securities of which the Trustee acquired ownership through becoming executor, administrator or testamentary trustee of an estate which included them, the provisions of the preceding sentence shall not apply, for a period of two years from the date of such acquisition, to the extent that such securities included in such estate do not exceed 25% of such voting securities or 25% of any such class of security. Promptly after the dates of any such default upon the Debt Securities of such series and annually in each succeeding year that such Debt Securities remain in default, the Trustee shall make a check of its holdings of such securities in any of the above-mentioned capacities as of such dates. If the Company fails to make payment in full of the principal of (or premium, if any) or interest on any of the Debt Securities when and as the same becomes due and payable, and such failure continues for 30 days thereafter, the Trustee shall make a prompt check of its holdings of such securities in any of the above-mentioned capacities as of the date of the expiration of such 30-day period, and after such date, notwithstanding the foregoing provisions of this paragraph, all such securities so held by the Trustee, with sole or joint control over such securities vested in it, shall, but only so long as such failure shall continue, be considered as though beneficially owned by the Trustee for the purposes of paragraphs (6), (7) and (8) of this Subsection, or
     (10) except under the circumstances described in paragraphs (1), (3), (4) or (6) of this Subsection, the Trustee shall become a creditor of the Company.
     For purposes of paragraph (1) of this subsection only, the term “series of securities” or “series” means a series, class or group of securities issuable under an indenture pursuant to whose terms holders of one such series may vote to direct the Trustee, or otherwise take action pursuant to a vote of such holders, separately from holders of another such series, provided, that “series of securities” or “series” shall not include any series of securities issuable under an indenture if all such series rank equally and are wholly unsecured. The specification of percentages in paragraphs (5) to (9), inclusive, of this Subsection shall not be construed as indicating that the ownership of such percentages of the securities of a person is or is not necessary or sufficient to constitute direct or indirect control for the purposes of paragraph (3) or (7) of this Subsection.
     For the purposes of paragraphs (6), (7), (8) and (9) of this Subsection only, (i) the terms “security” and “securities” shall include only such securities as are generally known as corporate securities, but shall not include any note or other evidence of indebtedness issued to evidence an obligation to repay moneys lent to a person by one or more banks, trust companies or banking firms, or any certificate of interest or participation in any such note or evidence of indebtedness; (ii) an obligation shall be deemed to be “in default” when a default in payment of principal shall have continued for 30 days or more and shall not have been cured; and (iii) the Trustee shall not be deemed to be the owner or holder of (A) any security which it holds as collateral security, as trustee or otherwise, for an obligation which is not in default as defined in clause (ii) above, or (B) any security which it holds as collateral security under this Indenture, irrespective of any default hereunder, or (C) any security which it holds as agent for collection, or as custodian, escrow agent or depositary, or in any similar representative capacity.
     (d) For the purposes of this Section:
     (1) The term “underwriter”, when used with reference to the Company, means every person who, within one year prior to the time as of which the determination is made, has purchased from the Company with a view to, or has offered or sold for the Company in connection with, the distribution of any security of the Company outstanding at such time, or has participated or has had a direct or indirect participation in any such undertaking, or has participated or has had a participation in the direct or indirect underwriting of any such undertaking, but such term shall not include a person whose interest was limited to a commission from an underwriter or dealer not in excess of the usual and customary distributors’ or sellers’ commission.
     (2) The term “director” means any director of a corporation or any individual performing similar functions with respect to any organization, whether incorporated or unincorporated.
     (3) The term “person” means an individual, a corporation, a partnership, an association, a joint-stock company, a trust, an unincorporated organization or a government or political subdivision thereof. As used in this paragraph, the term “trust” shall include only a trust where the interest or interests of the beneficiary or beneficiaries are evidenced by a security.
     (4) The term “voting security” means any security presently entitling the owner or holder thereof to vote in the direction or management of the affairs of a person, or any security issued under or pursuant to any trust, agreement or arrangement whereby a trustee or trustees or agent or agents for the owner or holder of such security are presently entitled to vote in the direction or management of the affairs of a person.
     (5) The term “Company” means any obligor upon the Debt Securities.

     (6) The term “executive officer” means the president, every vice president, every trust officer, the cashier, the secretary and the treasurer of a corporation, and any individual customarily performing similar functions with respect to any organization whether incorporated or unincorporated, but shall not include the chairman of the board of directors.
     (e) The percentages of voting securities and other securities specified in this Section shall be calculated in accordance with the following provisions:
     (1) A specified percentage of the voting securities of the Trustee, the Company or any other person referred to in this Section (each of whom is referred to as a “person” in this paragraph) means such amount of the outstanding voting securities of such person as entitles the holder or holders thereof to cast such specified percentage of the aggregate votes which the holders of all the outstanding voting securities of such person are entitled to cast in the direction or management of the affairs of such person.
     (2) A specified percentage of a class of securities of a person means such percentage of the aggregate amount of securities of the class outstanding.
     (3) The term “amount”, when used in regard to securities, means the principal amount if relating to evidences of indebtedness, the number of shares if relating to capital shares and the number of units if relating to any other kind of security.
     (4) The term “outstanding” means issued and not held by or for the account of the issuer. The following securities shall not be deemed outstanding within the meaning of this definition:
     (i) securities of an issuer held in a sinking fund relating to securities of the issuer of the same class;
     (ii) securities of an issuer held in a sinking fund relating to another class of securities of the issuer, if the obligation evidenced by such other class of securities is not in default as to principal or interest or otherwise;
     (iii) securities pledged by the issuer thereof as security for an obligation of the issuer not in default as to principal or interest or otherwise; and
     (iv) securities held in escrow if placed in escrow by the issuer thereof;

     provided, however, that any voting securities of an issuer shall be deemed outstanding if any person other than the issuer is entitled to exercise the voting rights thereof.
     (5) A security shall be deemed to be of the same class as another security if both securities confer upon the holder or holders thereof substantially the same rights and privileges; provided, however, that in the case of secured evidences of indebtedness, all of which are issued under a single indenture, differences in the interest rates or maturity dates of various series thereof shall not be deemed sufficient to constitute such series different classes and provided, further, that in the case of unsecured evidences of indebtedness, differences in the interest rates or maturity dates thereof shall not be deemed sufficient to constitute them securities of different classes, whether or not they are issued under a single indenture.
     (f) Except in the case of a default in the payment of the principal of or interest on any Debt Securities, or in the payment of any sinking or purchase fund installment, the Trustee shall not be required to resign as provided by this Section if such Trustee shall have sustained the burden of proving, on application to the Commission and after opportunity for hearing thereon, that (i) the Event of Default under the Indenture may be cured or waived during a reasonable period and under the procedures described in such application, and (ii) a stay of the Trustee’s duty to resign will not be inconsistent with the interests of Holders of the Debt Securities of any series. The filing of such an application shall automatically stay the performance of the duty to resign until the Commission orders otherwise. Any resignation of the Trustee shall become effective only upon the appointment of a successor trustee and such successor’s acceptance of such appointment.
Section 609. Corporate Trustee Required; Eligibility.
     There shall at all times be a Trustee for each series of Debt Securities hereunder which shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia or a corporation or other person permitted to act as trustee by the Commission, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of a least $150,000,000 and subject to supervision or examination by Federal or State authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.
Section 610. Resignation and Removal; Appointment of Successor.
     (a) No resignation or removal of the Trustee with respect to any series of Debt Securities and no appointment of a successor Trustee with respect to any series of Debt Securities pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 611.
     (b) The Trustee may resign at any time with respect to one or more or all series of Debt Securities by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee with respect to any series shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee, at the expense of the Company, may petition any court of competent jurisdiction for the appointment of a successor Trustee.
     (c) The Trustee with respect to any series of Debt Securities may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Debt Securities of such series, delivered to the Trustee and to the Company.
     (d) If at any time:
     (1) the Trustee shall fail to comply with Section 608(a) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Debt Security of such series for a least six months, or
     (2) the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder, or
     (3) the Trustee shall become incapable of acting with respect to any series of Debt Securities or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee with respect to the applicable series of Debt Securities, or (ii) subject to Section 514, any Holder who has been a bona fide Holder of a Debt Security of such series for at least six months, may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee with respect to such series.
     (e) If the Trustee with respect to any series of Debt Securities shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee with respect to any series of Debt Securities for any cause, the Company or any other obligor upon the Debt Securities of such series, by a Board Resolution, shall promptly appoint a successor Trustee with respect to such series. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to such series shall be appointed by Act of the Holders of a majority in principal amount of the outstanding Debt Securities of such series delivered to the Company or any other obligor upon the Debt Securities of such series and the retiring Trustee, the successor Trustee with respect to such series so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee with respect to such series appointed by the Company or any other obligor upon the Debt Securities. If no successor Trustee with respect to such series shall have been so appointed by the Company or any other obligor upon the Debt Securities of such series or the Holders of such series and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Debt Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to such series.
     (f) The Company shall give notice of each resignation and each removal of the Trustee with respect to any series of Debt Securities and each appointment of a successor Trustee with respect to any series of Debt Securities by mailing written notice of such event by first-class mail, postage prepaid, to all Holders of such series as their names and addresses appear in the Debt Security Register. Each notice shall include the name of the successor Trustee with respect to such Debt Securities and the address of its Corporate Trust Office.
Section 611. Acceptance of Appointment by Successor.
     Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee with respect to all or any applicable series of Debt Securities shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to such Debt Securities; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its lien, if any, provided for in Section 607. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.
     If a successor Trustee is appointed with respect to the Debt Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Debt Securities of any applicable series shall execute and deliver an indenture supplemental hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Debt Securities of any series as to which the Trustee is not retiring shall continue to be vested in such Trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be Trustee of a trust or trusts under separate indentures.
     No successor Trustee shall accept its appointment unless at the time of such acceptance such Trustee shall be qualified and eligible under this Article.
Section 612. Merger, Conversion, Consolidation or Succession to Business.
     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Debt Securities of any series shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Debt Securities of such series so authenticated with the same effect as if such successor Trustee had itself authenticated such Debt Securities.

Section 613. Preferential Collection of Claims Against Company.
     (a) Subject to Subsection (b) of this Section, if the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Company within three months prior to a default, as defined in Subsection (c) of this Section, or subsequent to such a default, then, unless and until such default shall be cured, the Trustee shall set apart and hold in a special account for the benefit of the Trustee individually, the Holders of the Debt Securities and the holders of other indenture securities, as defined in Subsection (c) of this Section:
     (1) an amount equal to any and all reductions in the amount due and owing upon any claim as such creditor in respect of principal or interest, effected after the beginning of such three months’ period and valid as against the Company and its other creditors, except any such reduction resulting from the receipt or disposition of any property described in paragraph (2) of this Subsection, or from the exercise of any right of set-off which the Trustee could have exercised if a petition in bankruptcy had been filed by or against the Company upon the date of such default; and
     (2) all property received by the Trustee in respect of any claims as such creditor, either as security therefor, or in satisfaction or composition thereof, or otherwise, after the beginning of such three months’ period, or an amount equal to the proceeds of any such property, if disposed of, subject, however, to the rights, if any, of the Company and its other creditors in such property or such proceeds.
Nothing herein contained, however, shall affect the right of the Trustee:
     (A) to retain for its own account (i) payments made on account of any such claim by any Person (other than the Company) who is liable thereon, and (ii) the proceeds of the bona fide sale of any such claim by the Trustee to a third Person, and (iii) distributions made in cash, securities or other property in respect of claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law;
     (B) to realize, for its own account, upon any property held by it as security for any such claim, if such property was so held prior to the beginning of such three months’ period;

     (C) to realize, for its own account, but only to the extent of the claim hereinafter mentioned, upon any property held by it as security for any such claim, if such claim was created after the beginning of such three months’ period and such property was received as security therefor simultaneously with the creation thereof, and if the Trustee shall sustain the burden of proving that at the time such property was so received the Trustee had no reasonable cause to believe that a default, as defined in Subsection (c) of this Section, would occur within three months; or
     (D) to receive payment on any claim referred to in paragraph (B) or (C), against the release of any property held as security for such claim as provided in paragraph (B) or (C), as the case may be, to the extent of the fair value of such property.
     For the purposes of paragraphs (B), (C) and (D), property substituted after the beginning of such three months’ period for property held as security at the time of such substitution shall, to the extent of the fair value of the property released, have the same status as the property released, and, to the extent that any claim referred to in any of such paragraphs is created in renewal of or in substitution for or for the purpose of repaying or refunding any pre-existing claim of the Trustee as such creditor, such claim shall have the same status as such pre-existing claim.
     If the Trustee shall be required to account, the funds and property held in such special account and the proceeds thereof shall be apportioned among the Trustee, the Holders and the holders of other indenture securities in such manner that the Trustee, the Holders and the holders of other indenture securities realize, as a result of payments from such special account and payments of dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law, the same percentage of their respective claims, figured before crediting to the claim of the Trustee anything on account of the receipt by it from the Company of the funds and property in such special account and before crediting to the respective claims of the Trustee and the Holders and the holders of other indenture securities dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law, but after crediting thereon receipts on account of the indebtedness represented by their respective claims from all sources other than from such dividends and from the funds and property so held in such special account. As used in this paragraph, with respect to any claim, the term “dividends” shall include any distribution with respect to such claim, in bankruptcy or receivership or proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law, whether such distribution is made in cash, securities or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim. The court in which such bankruptcy, receivership or proceedings for reorganization is pending shall have jurisdiction (i) to apportion among the Trustee, the Holders and the holders of other indenture securities, in accordance with the provisions of this paragraph, the funds and property held in such special account and proceeds thereof, or (ii) in lieu of such apportionment, in whole or in part, to give to the provisions of this paragraph due consideration in determining the fairness of the distributions to be made to the Trustee and the Holders and the holders of other indenture securities with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any securities or other property held in such special account or as security for any such claim, or to make a specific allocation of such distributions as between the secured and unsecured portions of such claims, or otherwise to apply the provisions of this paragraph as a mathematical formula.
     Any Trustee which has resigned or been removed after the beginning of such three months’ period shall be subject to the provisions of this Subsection as though such resignation or removal had not occurred. If any Trustee has resigned or been removed prior to the beginning of such three months’ period, it shall be subject to the provisions of this Subsection if and only if the following conditions exist:
     (i) the receipt of property or reduction of claim, which would have given rise to the obligation to account, if such Trustee had continued as Trustee, occurred after the beginning of such three months’ period; and
     (ii) such receipt of property or reduction of claim occurred within three months after such resignation or removal.
     (b) There shall be excluded from the operation of Subsection (a) of this Section a creditor relationship arising from:
     (1) the ownership or acquisition of securities issued under any indenture, or any security or securities having a maturity of one year or more at the time of acquisition by the Trustee;
     (2) advances authorized by a receivership or bankruptcy court of competent jurisdiction or by this Indenture, for the purpose of preserving any property which shall at any time be subject to the lien of this Indenture or of discharging tax liens or other prior liens or encumbrances thereon, if notice of such advances and of the circumstances surrounding the making thereof is given to the Holders at the time and in the manner provided in this Indenture;
     (3) disbursements made in the ordinary course of business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depositary, or other similar capacity;
     (4) an indebtedness created as a result of services rendered or premises rented; or an indebtedness created as a result of goods or securities sold in a cash transaction, as defined in Subsection (c) of this Section;
     (5) the ownership of stock or of other securities of a corporation organized under the provisions of Section 25(a) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of the Company; and
     (6) the acquisition, ownership, acceptance or negotiation of any drafts, bills of exchange, acceptances or obligations which fall within the classification of self-liquidating paper, as defined in Subsection (c) of this Section.
     (c) For the purposes of this Section only:
     (1) the term “default” means any failure to make payment in full of the principal of or interest on any of the Debt Securities or upon the other indenture securities when and as such principal or interest becomes due and payable;
     (2) the term “other indenture securities” means securities upon which the Company is an obligor outstanding under any other indenture (i) under which the Trustee is also trustee, (ii) which contains provisions substantially similar to the provisions of this Section, and (iii) under which a default exists at the time of the apportionment of the funds and property held in such special account;
     (3) the term “cash transaction” means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand;
     (4) the term “self-liquidating paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation;
     (5) the term “Company” means any obligor upon the Debt Securities; and
     (6) the term “Federal Bankruptcy Act” means the Bankruptcy Act or Title 11 of the United States Code.
Section 614. Appointment of Authenticating Agent.
     At any time when any of the Debt Securities of any series remain Outstanding the Trustee may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate Debt Securities of one or more series issued upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 306, and Debt Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Debt Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia or a corporation or other person permitted to act as Trustee by the Commission, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $150,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such

Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.
     Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.
     An Authenticating Agent may resign with respect to one or more series of Debt Securities at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be reasonably acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders of each series affected as their names and addresses appear in the Debt Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.
     The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 607.
     If an appointment is made pursuant to this Section, the Debt Securities of each series affected may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication in the following form:

     This is one of the Debt Securities of the series designated herein and described in the within-mentioned Indenture.

Wilmington Trust Company as Trustee

By
As Authenticating Agent

By
Authorized Signature
ARTICLE SEVEN
Holders’ Lists and Reports by Trustee and Company
Section 701. Company to Furnish Trustee Names and Addresses of Holders.
     The Company and all other obligors upon the Debt Securities will furnish or cause to be furnished to the Trustee
     (a) semi-annually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of each series of Debt Securities as of such Regular Record Date, and
     (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company or any other obligor upon the Debt Securities of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished; excluding from any such list names and addresses received by the Trustee in its capacity as Debt Security Registrar.
Section 702. Preservation of Information; Communications to Holders.
     (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders of each series of Debt Securities contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders of each series of Debt Securities received by the Trustee in its capacity as Debt Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

     (b) If three or more Holders of any series (herein referred to as “applicants”) apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Debt Security of such series for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of such series or of all series (in which case each applicant need only demonstrate that such applicant has owned a Debt Security of any series for a period of at least six months preceding the date of such application) with respect to their rights under this Indenture or under the Debt Securities and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five business days after the receipt of such application, at its election, either
     (i) afford such applicants access to the information preserved at the time by the Trustee in accordance with Section 702(a), or
     (ii) inform such applicants as to the approximate number of Holders of such series or all Debt Securities, as the case may be, whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 702(a), and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.
     If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Holder of such series or all Debt Securities, as the case may be, whose name and address appear in the information preserved at the time by the Trustee in accordance with Section 702(a) a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interest of the Holders of such series or all Debt Securities, as the case may be, or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Holders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.
     (c) Every Holder of Debt Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 702(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 702(b).
Section 703. Reports by Trustee.
     (a) Within 60 days after May 15 of each year commencing with the year after the Debt Securities of any series are issued, the Trustee shall transmit by mail to all Holders of each series, as their names and addresses appear in the Debt Security Register, a brief report dated as of such May 15 with respect to (but if no such event has occurred within such period, no report need be transmitted):
     (1) any change to its eligibility under Section 609 and its qualifications under Section 608;
     (2) the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) which remain unpaid on the date of such report, and for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Debt Securities of any series, on any property or funds held or collected by it as Trustee, except that the Trustee shall not be required (but may elect) to report such advances if such advances so remaining unpaid aggregate not more than 1/2 of 1% of the principal amount of the Debt Securities Outstanding of any series on the date of such report;
     (3) the amount, interest rate and maturity date of all other indebtedness owing by the Company (or by any other obligor on the Debt Securities) to the Trustee in its individual capacity, on the date of such report, with a brief description of any property held as collateral security therefor, except an indebtedness based upon a creditor relationship arising in any manner described in
Section 613(b)(2),(3),(4) or (6);

     (4) any change in the property and funds, if any, physically in the possession of the Trustee as such on the date of such report;
     (5) any additional issue of Debt Securities which the Trustee has not previously reported; and
     (6) any action taken by the Trustee in the performance of its duties hereunder which it has not previously reported and which in its opinion materially affects the Debt Securities, except action in respect of a default, notice of which has been or is to be withheld by the Trustee in accordance with Section 602.
     (b) The Trustee shall transmit by mail to all Holders of each series, as their names and addresses appear in the Debt Security Register, a brief report with respect to the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) since the date of the last report transmitted pursuant to Subsection (a) of this section (or if no such report has yet been so transmitted, since the date of execution of this instrument) for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Debt Securities of such series, on property or funds held or collected by it as Trustee and which it has not previously reported pursuant to this Subsection, except that the Trustee shall not be required (but may elect) to report such advances if such advances remaining unpaid at any time aggregate 10% or less of the principal amount of the Debt Securities Outstanding of such series at such time, such report to be transmitted within 90 days after such time.
     (c) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Debt Securities of any series are listed, with the Commission and with the Company. The Company will notify the Trustee when the Debt Securities of any series are listed on any stock exchange.
Section 704. Reports by Company.
     The Company shall:
     (1) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or,

if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;
     (2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations;
     (3) transmit by mail to all Holders, as their names and addresses appear in the Debt Security Register, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission; and
     (4) furnish to the Trustee, not less often than annually, a certificate of the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company’s compliance with all conditions and covenants under the Indenture (which compliance shall be determined without regard to any period of grace or requirement of notice).
ARTICLE EIGHT
Consolidation, Merger, Conveyance, Transfer or Lease
Section 801. Company May Consolidate, Etc., Only on Certain Terms.
     The Company shall not consolidate with or merge into any other corporation or convey or transfer or lease its properties and assets substantially as an entirety to any Person, unless:
     (1) the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the Debt Securities and the performance of every covenant and obligation of this Indenture on the part of the Company to be performed or observed;
     (2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and
     (3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.
Section 802. Successor Corporation Substituted.
     Upon any consolidation or merger or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 801, the successor corporation formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Debt Securities.
ARTICLE NINE
Supplemental Indentures
Section 901. Supplemental Indentures Without Consent of Holders.
     Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

     (1) to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company herein and in the Debt Securities; or
     (2) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or
     (3) to make provision with respect to the conversion rights of Holders pursuant to the requirements of Section 1306; or
     (4) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided such action shall not adversely affect the interests of the Holders in any material respect; or
     (5) to establish the form or terms of Debt Securities of any series as permitted by Sections 201 and 301; or
     (6) to provide for alternative methods or forms for evidencing and recording the ownership of Debt Securities and matters related thereto; or
     (7) to evidence and provide for the acceptance of appointment by another corporation as a successor Trustee hereunder with respect to one or more series of Debt Securities and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to section 611.
Section 902. Supplemental Indentures with Consent of Holders.
     With the consent of the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of all series affected by such supplemental indenture (treated as one class), by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Debt Security affected thereby,

     (1) change the Stated Maturity of the principal of, or any installment of interest on, any Debt Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the coin or currency in which, any Debt Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or adversely affect the right to convert any Debt Security as provided in Article Thirteen or modify the provisions of this Indenture with respect to the subordination of the Debt Securities in a manner adverse to the Holders, or
     (2) reduce the percentage in principal amount of the outstanding Debt Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for such waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or
     (3) modify any of the provisions of this Section, Section 513 or Section 1007, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Debt Security affected thereby.
     It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.
Section 903. Execution of Supplemental Indentures.
     In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.
Section 904. Effect of Supplemental Indentures.
     Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Debt Securities of each series affected theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.
Section 905. Conformity with Trust Indenture Act.
     Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.
Section 906. Reference in Debt Securities to Supplemental Indentures.
     Debt Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Debt Securities of any series so modified, as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Debt Securities of such series.
ARTICLE TEN
Covenants
Section 1001. Payment of Principal, Premium and Interest.
     The Company will duly and punctually pay the principal of (and premium, if any) and interest on the Debt Securities of each series in accordance with the terms of the Debt Securities of such series and this Indenture.
Section 1002. Maintenance of Office or Agency.
     The Company will maintain in Wilmington, Delaware, an office or agency where Debt Securities may be presented or surrendered for payment, where Debt Securities may be surrendered for registration of transfer or exchange, where Debt Securities may be surrendered for conversion and where notices and demands to or upon the Company in respect of the Debt Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the

Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.
     The Company may also from time to time designate one or more other offices or agencies (in or outside Wilmington, Delaware) where the Debt Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in Wilmington, Delaware for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
Section 1003. Money for Debt Security Payments To Be Held in Trust.
     If the Company shall at any time act as its own Paying Agent with respect to Debt Securities of any series, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Debt Securities of such series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.
     Whenever the Company shall have one or more Paying Agents with respect to Debt Securities of any series, it will, prior to each due date of the principal of (and premium, if any) or interest on any Debt Securities of such series deposit with a Paying Agent of such series a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action of failure so to act.
     The Company will cause each Paying Agent other than the Trustee with respect to Debt Securities of any series to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:
     (1) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Debt Securities of such series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;
     (2) give the Trustee notice of any default by the Company (or any other obligor upon the Debt Securities of such series) in the making of any payment of principal (and premium, if any) or interest; and
     (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.
     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture with respect to one or more or all series of Debt Securities hereunder or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust for any such series by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.
     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Debt Security of any series and remaining unclaimed for six years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Debt Security of such series shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in New York, New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.
Section 1004. Statement by Officers as to Default.
     The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers’ Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of Sections 1001 to 1003, inclusive, and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

Section 1005.	Limitation on Liens on Stock of Principal Insurance Subsidiaries.
     The Company will not, and will not permit any Principal Insurance Subsidiary to, issue, assume or guarantee any debt for money borrowed (hereinafter in this Section referred to as “Debt”) secured by a mortgage, security interest, pledge, lien or other encumbrance upon any shares of stock of any Principal Insurance Subsidiary (whether such shares of stock are now owned or hereafter acquired) without in any such case effectively providing concurrently with the issuance, assumption or guarantee of any such Debt that the Debt Securities (together with, if the Company shall so determine in an Officers’ Certificate, any other indebtedness of or guarantee by the Company ranking equally with the Debt Securities and then existing or thereafter created) shall be secured equally and ratably with such Debt.

Section 1006.	Limitations on Issue or Disposition of Stock of Principal Insurance Subsidiaries.
     The Company will not, and will not permit any Principal Insurance Subsidiary to, issue, sell, assign, transfer or otherwise dispose of, directly or indirectly, any of the capital stock (other than non-voting, non-convertible preferred stock) of any Principal Insurance Subsidiary (except to the Company or to one or more wholly-owned subsidiaries or for the purpose of qualifying directors); provided, however, that this covenant shall not apply if
     (1) the entire capital stock of a Principal Insurance Subsidiary is disposed of in a single transaction, or in a series of related transactions, for a consideration consisting of cash or other property which is at least equal to the fair value of such capital stock, as determined by the Board of Directors; or
     (2) the issuance, sale, assignment, transfer or other disposition is required to comply with the order of a court or regulatory authority of competent jurisdiction, other than an order issued at the request of the Company or of one of its Principal Insurance Subsidiaries; or
     (3) after giving effect to the issuance, sale, assignment, transfer or other disposition, the Company and its Principal Insurance Subsidiaries would own directly or indirectly at least 80% of the issued and outstanding capital stock of such Principal Insurance Subsidiary and such issuance, sale, assignment, transfer or other disposition is made for a consideration consisting of cash or other property which is at least equal to the fair value of such capital stock, as determined by the Board of Directors.

Section 1007. Waiver of Certain Covenants.
     The Company may omit in any particular instance to comply with any covenant or condition set forth in Sections 1005 or 1006, if before or after the time for such compliance the Holders of at least a majority in principal amount of all Outstanding Debt Securities (treated as one class) shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.
ARTICLE ELEVEN
Redemption of Debt Securities
Section 1101. Applicability of Article.
     Debt Securities of any series which are redeemable before their stated maturity at the election of the Company, other than through operation of the sinking fund provided for in Article Twelve, shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 301 for Debt Securities of any series) in accordance with this Article.
Section 1102. Election to Redeem; Notice to Trustee.
     The election of the Company to redeem any Debt Securities shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of less than all the Debt Securities of any series, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company and in the case of Redemption at the election of the Company of all Outstanding Debt Securities of such series, at least 40 days prior to the Redemption Date fixed by the Company (unless in each case a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Debt Securities of such series to be redeemed.
Section 1103. Selection by Trustee of Debt Securities to Be Redeemed.
     If less than all the Debt Securities of any series are to be redeemed, the particular Debt Securities of such series to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Debt Securities not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to

$1,000 or any integral multiple thereof) of the principal amount of Debt Securities of a denomination larger than $1,000.
     If any Debt Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Debt Security so selected, the converted portion of such Debt Security shall be deemed (so far as may be) to be the portion selected for redemption. Debt Securities which have been converted during a selection of Debt Securities to be redeemed shall be treated by the Trustee as Outstanding for the purpose of such selection.
     The Trustee shall promptly notify the Company and each Debt Security Registrar in writing of the Debt Securities of such series selected for redemption and, in the case of any Debt Securities of such series selected for partial redemption, the principal amount thereof to be redeemed.
     For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Debt Securities of any series shall relate, in the case of any Debt Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Debt Security which has been or is to be redeemed.
Section 1104. Notice of Redemption.
     Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Debt Securities to be redeemed, at his address appearing in the Debt Security Register.
     All notices of redemption shall state:
     (1) the Redemption Date,
     (2) the Redemption Price,
     (3) if less than all the Outstanding Debt Securities of such series are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Debt Securities of such series to be redeemed,
     (4) that on the Redemption Date the Redemption Price will become due and payable upon each such Debt Security to be redeemed and that interest thereon will cease to accrue on and after said date,
     (5) the conversion price, the date on which the right to convert the principal of the Debt Securities to be redeemed will terminate and the place or places where such Debt Securities may be surrendered for conversion,
     (6) the place or places where such Debt Securities are to be surrendered for payment of the Redemption Price, and
     (7) that the redemption is for the sinking fund, if such is the case.
     Notice of redemption of Debt Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.
Section 1105. Deposit of Redemption Price.
     Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Debt Securities of any series which are to be redeemed on that date other than any Debt Securities of such series called for redemption on that date which have been converted prior to the date of such deposit.
     If any Debt Security called for redemption is converted, any money deposited with the Trustee or with any Paying Agent or so segregated and held in trust for the redemption of such Debt Security shall (subject to any right of the Holder of such Debt Security or any Predecessor Debt Security to receive interest as provided in the last paragraph of Section 307) be paid to the Company upon Company Request or, if then held by the Company, shall be discharged from such trust.
Section 1106. Debt Securities Payable on Redemption Date.
     Notice of redemption having been given as aforesaid, the Debt Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Debt Securities shall cease to bear interest. Upon surrender of any such Debt Security for redemption in accordance with said notice, such Debt Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Debt Securities, or one or more Predecessor Debt Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.
     If any Debt Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Debt Security.
Section 1107. Debt Securities Redeemed in Part.
     Any Debt Security which is to be redeemed only in part shall be surrendered at an office or agency of the Company designated for that purpose pursuant to Section 1002 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Debt Security without service charge, a new Debt Security or Debt Securities, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Debt Security so surrendered.
ARTICLE TWELVE
Sinking Fund
Section 1201. Applicability of Article.
     The provisions of this Article shall be applicable to any sinking fund for the retirement of Debt Securities of a series (except as otherwise specified as contemplated by Section 301 for Debt Securities of any series).
     The minimum amount of any sinking fund payment provided for by the terms of Debt Securities of any series is herein referred to as a “mandatory sinking fund payment,” and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an “optional sinking fund payment.” If provided for by the terms of Debt Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 1202. Each sinking fund payment shall be applied to the redemption of Debt Securities of any series as provided for by the terms of the Debt Securities of such series.
Section 1202. Satisfaction of Sinking Fund Payments with Debt Securities
     The Company (1) may deliver Outstanding Debt Securities of a series (other than Debt Securities previously called for redemption) and (2) may apply as a credit Debt Securities of a series which have been redeemed at the election of the Company pursuant to the terms of such Debt Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Debt Securities or converted into Common Stock pursuant to the terms of such Debt Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Debt Securities of such series required to be made pursuant to the terms of such Debt Securities, as provided for by the terms of such series provided that such Debt Securities have not been previously so credited or applied to reduce the amount of any sinking fund payment pursuant to the second succeeding sentence. Each such Debt Security shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Debt Security for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly. The amount of any sinking fund payment in any year with respect to the Debt Securities of any series shall automatically be reduced by the principal amount of any Debt Securities of such series called for redemption through the operation of the sinking fund and converted into Common Stock pursuant to the terms of such Debt Securities on or before the date fixed for redemption.
Section 1203. Redemption of Debt Securities for Sinking Fund.
     Not less than 60 days prior to each sinking fund payment date for any series of Debt Securities, the Company will deliver to the Trustee an Officers’ Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any of that series, which is to be satisfied by delivering and crediting Debt Securities pursuant to Section 1202 and will also deliver to the Trustee any Debt Securities to be so delivered. Not less than 30 days before each sinking fund payment date, the Trustee shall select the Debt Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 1103 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 1104. Such notice having been duly given, the redemption of such Debt Securities shall be made upon the terms and in the manner stated in Sections 1106 and 1107.

ARTICLE THIRTEEN
Convertible Debt Securities
Section 1301. Applicability of Article.
     Debt Securities of any series which are convertible into Common Stock at the option of the Holder shall be convertible in accordance with their terms and (except as otherwise specified as contemplated by Section 301 for Convertible Debt Securities of any series) in accordance with this Article. Each reference in this Article to a “Convertible Debt Security” or the “Convertible Debt Securities” refers to the Debt Securities of the particular series that are convertible into Common Stock. If more than one series of Convertible Debt Securities with conversion privileges are outstanding at any time, the provisions of this Article shall be applied separately to each such series.
     A Holder of a Convertible Debt Security of any series may convert it into Common Stock, at any time during the period specified on the Convertible Debt Securities of that series, at the conversion price or conversion rate in effect on the conversion date, except that, with respect to any Convertible Debt Security (or portion thereof) called for redemption, such right shall terminate at the close of business on the Redemption Date (or such other day as may be specified as contemplated by Section 301 for Convertible Debt Securities of such series), unless the Company shall default in payment of the amount due upon redemption thereof.
     The initial conversion price or conversion rate in respect of a series of Convertible Debt Securities shall be as specified on the Convertible Debt Securities of that series. The conversion price or conversion rate will be subject to adjustment on the terms set forth in Section 13.04 or such other or different terms, if any, as may be specified as contemplated by Section 301 for Convertible Debt Securities of such series.
     A Holder may convert any Convertible Debt Security in full and may convert a portion of a Convertible Debt Security if the portion to be converted and the remaining portion of such Convertible Debt Security are in denominations of $1,000. Provisions of this Indenture that apply to conversion of all of a Convertible Debt Security also apply to conversion of a portion of it.
Section 1302. Manner of Exercise of Conversion Privilege.
     In order to exercise the conversion privilege, the Holder of any Convertible Debt Security of any series to be converted shall surrender such Convertible Debt Security during normal business hours to the office or agency to be maintained by the Company in accordance with Section 1002, accompanied by written notice to the Company at said office or agency that the Holder elects to convert such Convertible Debt Security or, if less than the entire principal amount of the Convertible Debt Security is to be converted, the portion thereof to be converted, and by transfer tax stamps or funds therefor, if required pursuant to Section 1308. Such notice shall also state the name or names (with address and tax identification number) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued. Convertible Debt Securities surrendered for conversion shall be accompanied by proper assignments thereof to the Company or in blank for transfer. Convertible Debt Securities surrendered for conversion during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall (except in the case of Convertible Debt Securities or portions thereof which have been called for redemption on a Redemption Date during such period) be accompanied by payment in New York Clearing House funds or other funds acceptable to the Company of an amount equal to the amount of interest payable on such Interest Payment Date on the principal amount of Convertible Debt Securities being surrendered for conversion. As promptly as practicable after the surrender for conversion of such Convertible Debt Security as aforesaid and the payment in cash of any amount required by the provisions of Section 1308, the Company shall deliver or cause to be delivered at said office or agency to or upon the written order of such Holder certificates representing the number of full shares of Common Stock issuable upon the conversion of such Convertible Debt Security (or specified portion thereof), issued in such name or names as such Holder may direct. Such conversion shall be deemed to have been effected immediately prior to the close of business on the date such Convertible Debt Security shall have been surrendered as aforesaid, and all rights of the Holder of such Convertible Debt Security as such Holder shall cease at such time and the person or persons in whose name or names the certificates for shares of Common Stock are to be issued shall be treated for all purposes as having become the holder or holders of record of the shares represented thereby at such time and such conversion shall be at the conversion rate with respect to the Convertible Debt Securities of such series in effect at such time; provided that any such surrender and payment on any date when the stock transfer books of the Company shall be closed shall constitute the person or persons in whose name or names the certificates for such shares of Common Stock are to be issued as the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which such stock transfer books are opened and such conversion shall be at the conversion rate with respect to the Convertible Debt Securities of such series in effect at such time on such succeeding day.

     If the last day for the exercise of the conversion right shall be other than a business day, then such conversion right may be exercised on the next succeeding business day.
     Except as provided in the fourth sentence of the first paragraph of this Section and subject to the fourth paragraph of Section 307, no adjustments or payments in respect of any interest accrued on the Convertible Debt Securities surrendered for conversion or any dividend on the Common Stock issued upon conversion shall be made upon the conversion of any Convertible Debt Security; provided, however, that if the Convertible Debt Securities of any series shall be converted subsequent to the Regular Record Date preceding an Interest Payment Date but on or prior to such Regular Payment Date, the registered Holder of such Convertible Debt Security at the close of business on such Record Date shall be entitled to receive the interest payable on such Convertible Debt Security on such Interest Payment Date notwithstanding the conversion thereof or the Company’s default in payment of the interest due on such Interest Payment Date.
     In case any Convertible Debt Security of any series is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Convertible Debt Security or Convertible Debt Securities of such series of authorized denominations in principal amount equal to the unconverted portion of such Convertible Debt Security.
Section 1303. Cash Adjustment Upon Conversion.
     No fractional shares of stock shall be issued upon conversions of Convertible Debt Securities. If more than one Convertible Debt Security of any series shall be surrendered for conversion at one time by the same Holder, the number of full shares that shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Convertible Debt Securities of such series (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional interest in a share of Common Stock would, except for the provisions of this Section 1303, be deliverable upon conversion of any Convertible Debt Security or Convertible Debt Securities or specified portions thereof, the Company shall, in lieu of delivering the fractional share therefor, adjust such fractional interest by payment to the Holder of such surrendered Convertible Debt Security or Convertible Debt Securities of an amount in cash equal (computed to the nearest cent) to the current market value of such fractional interest, computed on the basis of the closing price of the Common Stock (determined as provided in Paragraph D of Section 1304) on the business day which next precedes the day of conversion.

Section 1304. Adjustment of Conversion Rate.
     The conversion rate in effect at any time shall be subject to adjustment as follows:
     A. In case the Company shall (i) pay a dividend or make a distribution in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class), (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares or (iv) issue by reclassification of its shares of Common Stock any shares of capital stock of the Company, the conversion privilege and the conversion rate in effect immediately prior to such action shall be adjusted so that the Holder of any Convertible Debt Security thereafter surrendered for conversion shall be entitled to receive the number of shares of capital stock of the Company which he would have owned immediately following such action had such Convertible Debt Security been converted immediately prior thereto. An adjustment made pursuant to this Paragraph A shall become effective retroactively immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this Paragraph A, the holder of any Convertible Debt Security thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of capital stock of the Company, the Board of Directors (whose determination shall be conclusive) shall determine the allocation of the adjusted conversion rate between or among shares of such classes of capital stock.
     B. In case the Company shall issue rights or warrants to all holders of its Common Stock entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (as determined pursuant to Paragraph D below) on the record date mentioned below, the conversion rate shall be adjusted so that the same shall equal the rate determined by multiplying the conversion rate in effect immediately prior to the date of issuance of such rights or warrants by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such current market price. Such adjustment shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such rights or warrants.
     C. In case the Company shall distribute to all holders of its Common Stock evidences of its indebtedness or assets (excluding any cash dividend paid from retained earnings of the Company) or rights or warrants to subscribe to securities of the Company (excluding those referred to in Paragraph B above), then in each such case the conversion rate shall be adjusted so that the same shall equal the rate determined by multiplying the conversion rate in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided in Paragraph D below) of the Common Stock on the record date mentioned below, and of which the denominator shall be such current market price per share of Common Stock less the then fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights or warrants applicable to one share of Common Stock. Such adjustment shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such distribution.
     D. For the purpose of any computation under Paragraphs B and C above, the current market price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for 30 consecutive business days commencing 45 business days before the day in question. The closing price for each day shall be the last reported sales price regular way on the New York Stock Exchange, or, if not reported for such Exchange, on the Composite Tape, or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked quotations on the New York Stock Exchange, or, if the Common Stock is not listed on such Exchange or no such quotations are available, the average of the high bid and low asked quotations in the over-the-counter market as reported by National Quotation Bureau, Incorporated, or similar organization, or, if no such quotations are available, the fair market price as determined by the Company (whose determination shall be conclusive).
     E. In any case in which this Section 1304 shall require that an adjustment be made retroactively immediately following a record date, the Company may elect to defer (but only until five business days following the mailing by the

Company of the certificate of independent public accountants described in Section 1305 below) issuing to the holder of any share converted after such record date (i) the shares of Common Stock and other capital stock of the Company issuable upon such conversion over and above (ii) the shares of Common Stock and other capital stock of the Company issuable upon such conversion only on the basis of the conversion rate prior to adjustment.
     F. In the case of either (a) any consolidation or merger to which the Company is a party, other than a consolidation or a merger in which consolidation or merger the Company is a continuing corporation and which does not result in any reclassification of, or change (other than a change in par value or from par value to no par value or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of the Common Stock, or (b) any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety; then the Holder of each Outstanding Convertible Debt Security shall have the right to convert such Convertible Debt Security into the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock issuable upon conversion of such Convertible Debt Security immediately prior to such consolidation, merger, sale or conveyance, subject to adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 1304. The provisions of this Paragraph F shall similarly apply to successive consolidations, mergers, sales or conveyances.
     G. No adjustment in the conversion rate shall be required unless such adjustment would require an increase or decrease of at least 1% in such rate; provided, however, that any adjustments which by reason of this Paragraph G are not required to be made shall be carried forward and taken into account in any subsequent adjustment; and, provided, further, that adjustment shall be required and made in accordance with the provisions of this Section 1304 (other than this Paragraph G) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of shares of Common Stock. All calculations under this Section 1304 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this Section 1304 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the conversion rate in addition to those required by this Section 1304 as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable.
     H. The term “Common Stock” for the purposes of this Article Thirteen shall mean the Company’s Common Stock, par value $1.00 per share, as the same existed on the date hereof or any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time as a result of an adjustment made pursuant to Paragraph A above, the Holder of any Convertible Debt Security of any series thereafter surrendered for conversion shall become entitled to receive any shares of the Company other than shares of its Common Stock, thereafter the conversion rate of such other shares so receivable upon conversion of any Convertible Debt Security of such series shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in Paragraphs A through G above, and the provisions of Sections 1301 through 1303 and Sections 1305 through 1309 with respect to the Common Stock shall apply on like or similar terms to any such other shares.
     I. Before taking any action which would cause an adjustment reducing the conversion rate below the then par value of the Common Stock, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock at the conversion rate as so adjusted.
Section 1305. Company to Give Notice of Adjustment.
     Whenever the conversion rate is adjusted as herein provided:
     (a) the Company shall promptly file with the Trustee a certificate of a firm of independent public accountants selected by the Board of Directors (who may be the regular accountants employed by the Company) setting forth the conversion rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment, and such certificate shall forthwith be filed at the office or agency maintained for the purpose of conversion of Convertible Debt Securities pursuant to Section 1002; and
     (b) a notice stating that the conversion rate has been adjusted and setting forth the adjusted conversion rate shall forthwith be required, and as soon as practicable after it is required, such notice shall be mailed by the Company to the Holders of the Convertible Debt Securities at their last address as they shall appear upon the Debt Security Register provided for in Section 305; provided, however, that if within ten days after the mailing of such a notice, an additional notice is required, such additional notice shall be deemed to be required pursuant to this clause (b) as of the opening of business on the tenth day after such mailing and shall set forth the conversion rate as adjusted at such opening of business, and upon the mailing of such additional notice no other notice need be given of any adjustment in the conversion rate occurring at or prior to such opening of business and after the time that the next preceding notice given by mailing became required.
Section 1306. Company to Give Notice of Certain Events.
     In case:
     (i) the Company shall take any action which would require an adjustment in the conversion rate pursuant to Section 1304; or
     (ii) the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights and notice thereof shall be given to holders of Common Stock; or
     (iii) there shall be any capital reorganization or reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in par value or from par value to no par value or from no par value to par value of the Common Stock), or any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or any sale or transfer of all or substantially all of the assets of the Company; or
     (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company, then the Company shall cause to be filed at the office or agency maintained for the purpose of conversion of Convertible Debt Securities pursuant to Section 1002, and shall cause to be mailed, first class postage prepaid, to the Holders of Convertible Debt Securities at their last addresses as they shall appear upon the Debt Security Register provided for in Section 305, at least 10 days prior to the applicable date hereinafter specified, a notice setting forth (x) the date on which a record is to be taken for the purpose of any distribution or grant to holders of Common Stock, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such distribution or grant are to be determined or (y) the date on which such reorganization, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in clauses (i) through (iv) of this Section 1306. If at the time the Trustee shall not be the conversion agent, a copy of such notice shall also forthwith be filed by the Company with the Trustee.
Section 1307. Reservation of Common Stock.
     The Company covenants that it will at all times reserve and keep available, solely for the purpose of issue upon conversion of Convertible Debt Securities, such number of shares of Common Stock as shall be issuable upon the conversion of all Outstanding Convertible Debt Securities; provided that nothing contained herein shall be construed to preclude the Company from satisfying its obligations in respect of the conversion of the Convertible Debt Securities by delivery of purchased shares of Common Stock which are held in the treasury of the Company. For the purpose of this Section 1307, the full number of shares of Common Stock issuable upon the conversion of all Outstanding Convertible Debt Securities shall be computed as if at the time of computation of such number of shares of Common Stock all Outstanding Convertible Debt Securities were held by a single Holder. The Company covenants that if any shares of Common Stock required to be reserved for issuance upon conversion of Convertible Debt Securities hereunder require registration with or approval of any governmental authority under any Federal or state law before such shares may be issued upon conversions, the Company will cause such shares to be duly registered or approved, as the case may be. The Company will endeavor to list the shares of Common Stock required to be delivered upon conversion of Convertible Debt Securities prior to such delivery upon each national securities exchange upon which the outstanding Common Stock is listed at the time of such delivery.
Section 1308. Taxes on Conversions.
     The issuance of certificates for shares of Common Stock on conversion of Convertible. Debt Securities pursuant hereto shall be made without charge for any stamp or other similar tax in respect of such issuance. However, if any such certificate is to be issued in a name other than that of the Holder of the Convertible Debt Security or Convertible Debt Securities to be converted, the person or persons requesting the issuance thereof shall pay to the Company the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Company that such tax has been paid.
Section 1309. Absence of Preemptive Rights.
     The Company covenants that all authorized but unissued shares of Common Stock which may at any time be reserved pursuant to Section 1307 for issuance upon conversions of Convertible Debt Securities will be free from preemptive rights and duly and validly authorized for issuance upon such conversions, and that all shares of Common Stock which may at any time be issued upon conversions of Convertible Debt Securities in accordance with the terms of this Indenture will upon such issuance be free from preemptive rights, duly and validly authorized and issued, fully paid and non-assessable.
     Simultaneously with the delivery of Convertible Debt Securities of any series to the Trustee for authentication pursuant to Section 303 the Company shall deliver to the Trustee an Opinion of Counsel to the effect that the shares of Common Stock which have initially been reserved pursuant to Section 1307 for issuance upon conversions of Convertible Debt Securities of such series are free from preemptive rights and duly and validly authorized for issuance upon such conversions; and within ten business days after the Company shall thereafter, at any time or from time to time, take action to reserve additional or other shares of Common Stock pursuant to Section 1307 for issuance upon conversions of Convertible Debt Securities of such series, the Company shall deliver to the Trustee an Opinion of Counsel to the effect that such additional or other shares of Common Stock are free from preemptive rights and have been duly and validly authorized for issuance upon such conversions and will upon such issue be fully paid and non-assessable.
Section 1310. Debt Securities Converted.
     All Convertible Debt Securities delivered for conversion shall be delivered to the Trustee to be cancelled by or at the direction of the Trustee, which shall dispose of the same as provided in Section 309.
Section 1311. Effect of Consolidation, Merger or Sale.
     In case of any consolidation or merger of the Company with or into any other corporation (other than a consolidation or merger in which the Company is the continuing corporation), or in case of any sale or transfer of all or substantially all the assets of the Company, the corporation formed by such consolidation or the corporation into which the Company shall have been merged or the corporation which shall have acquired such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture providing that the holder of each Convertible Debt Security then outstanding shall have the right thereafter to convert such Convertible Debt Security as provided in Paragraph F of Section 1304. Such supplemental indenture shall provide for adjustments which, for events subsequent to the effective date of such supplemental indenture, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article Thirteen. The provisions of this Section 1311 shall similarly apply to successive consolidations, mergers, sales or transfers.
Section 1312. Return of Funds.
     Notwithstanding anything else in this Article Thirteen, any funds which at anytime shall have been deposited by the Company or on its behalf with any paying agent for the purpose of paying interest on or the redemption price of any of the Convertible Debt Securities and which shall not be required for such purposes because of the conversion of such Convertible Debt Securities (or a specified portion thereof), upon delivery to the paying agent of evidence satisfactory to it of such conversion, after such conversion shall be repaid to the Company by the paying agent.
ARTICLE FOURTEEN
Subordinated Debt Securities
Section 1401. Applicability of Article.
     Debt Securities of any series, the indebtedness evidenced thereby and the payment of the principal thereof, premium, if any, sinking fund requirements therefor, if any, and interest thereon which are subordinate and subject in right of payment, to the prior payment in full of all Senior Indebtedness shall be subordinate in accordance with the terms of the Debt Securities of such series and (except as otherwise specified as contemplated by Section 301 for Debt Securities of any series) in accordance with this Article (such subordinated Debt Securities in this Article Fourteen referred to as “Subordinated Debt Securities”). The Company covenants and agrees, and each Holder of Subordinated Debt Securities of such series, by his acceptance thereof, likewise covenants and agrees, that the indebtedness evidenced by the Subordinated Debt Securities of such series and the payment of the principal thereof, premium, if any, sinking fund requirements therefor, if any, and interest thereon shall be subordinate and subject in right of payment, to the prior payment in full of all Senior Indebtedness in accordance with the terms of the Subordinated Debt Securities of such series and (except as otherwise specified as contemplated by Section 301 for Subordinated Debt Securities of any series) in accordance with this Article. Each reference in this Article to a “Subordinated Debt Security” or the “Subordinated Debt Securities” refers to the Subordinated Debt Securities of the particular series that is subordinate to the Senior Indebtedness. If more than one series of Subordinated Debt Securities which are subordinate to the Senior Indebtedness are outstanding at any time, the provisions of this Article shall be applied separately to each such series.
Section 1402. No Payment on Subordinated Debt Securities in Event of Default on Senior Indebtedness.
     The Company shall not make any payment on account of the principal of, or sinking fund for, if any, or premium, if any, or interest on the Subordinated Debt Securities if, at the time thereof or immediately after giving effect thereto, there exists (and has not been waived) any default in the payment of principal of, premium, if any, or interest on any Senior Indebtedness or any event of default with respect to any Senior Indebtedness as defined therein (after giving effect to any grace period provided for therein) or in any agreement pursuant to which any Senior Indebtedness is issued and the default is the subject of a judicial proceeding or the Company receives notice of the default from the Trustee or any holder of Senior Indebtedness or any trustee therefor; provided, however, that the foregoing shall not prevent a sinking fund payment in respect of the Subordinated Debt Securities of any series made by the taking of a credit for Subordinated Debt Securities of such series properly acquired prior to the happening of such default or event of default or for Subordinated Debt Securities of such series converted into Common Stock pursuant to Article Thirteen; and provided, further, that in the event the Subordinated Debt Securities of any series have been declared due and payable pursuant to Section 502, the provisions of the next succeeding paragraph of this Section 1402 shall be applicable.
     In the event that any Event of Default as defined in Section 501 shall occur (under such circumstances that the provisions of Section 1403 are not applicable) and as a result the Subordinated Debt Securities of any series then outstanding are declared due and payable pursuant to Section 502, and such declaration shall not have been rescinded or annulled, the Company shall promptly cause notice thereof to be mailed to all holders of Senior Indebtedness whose names and addresses are known to the Company (and not later than said mailing date shall also cause notice thereof to be published at least once in a newspaper printed in the English language, customarily published at least once on each full business day, and of general circulation in New York, New

York), and the Company shall not make any payment on account of the principal of, or sinking fund (except by the taking of a credit for Subordinated Debt Securities properly acquired prior to such Event of Default or Subordinated Debt Securities converted into Common Stock pursuant to Article Thirteen) for, or premium, if any, or interest on any Subordinated Debt Securities, unless at least 120 days shall have elapsed after said declaration and unless all principal of, premium, if any, and interest on Senior Indebtedness due at the time of such payment (whether by acceleration of the maturity thereof or otherwise) shall first be paid in full.
     The Company shall give prompt written notice to the Trustee of the existence of any of the conditions described in this Section 1402.
Section 1403. Distribution on Dissolution. Liquidation and Reorganization.
     In the event of any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary and whether in bankruptcy, insolvency or receivership proceedings, or upon an assignment for the benefit of creditors or any other marshaling of the assets and liabilities of the Company, or upon other proceedings:
     (a) all principal of, premium, if any, and interest due on all Senior Indebtedness shall first be paid in full, or due provision made for such payment, in accordance with the terms of such Senior Indebtedness, before any payment is made on account of the principal of, sinking fund, if any, premium, if any, or interest on the indebtedness evidenced by the Subordinated Debt Securities, or before the holders of the Subordinated Debt Securities shall be entitled to retain any assets so paid or distributed in respect thereof; and
     (b) any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities (other than securities of the Company as reorganized or readjusted or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, which are in any such case subordinated to Senior Indebtedness to the same extent as the Subordinated Debt Securities), to which the Holders of the Subordinated Debt Securities or the Trustee for their benefit would be entitled except for the provisions of this Section 1403, shall be paid or delivered by the Company or any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution directly to the Holders of Senior Indebtedness (pro rata to each such holder on the basis of the respective amount of Senior Indebtedness held by such holder) or their representative or representatives or the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in accordance with the terms of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the Holders of Senior Indebtedness, before any payment or distribution is made to the Holders of the Subordinated Debt Securities.
The Company shall give prompt written notice to the Trustee of any dissolution, winding up, liquidation or reorganization of the Company within the meaning of Section 1403.
Section 1404. Payment to Holders of Senior Indebtedness.
     Subject to the provisions of Section 1406, in the event that, notwithstanding the provisions of Section 1402 or Section 1403, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities shall be received by the Trustee or the Holders of the Subordinated Debt Securities (i) from the Company in violation of such provisions, or (ii) from any other person under such circumstances that such payment would, if made directly by the Company, be in violation of such provisions, such payment or distribution shall immediately be paid over by the Trustee or such holders to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture under which any instrument evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts then due on account of the principal of, premium, if any, and interest on such Senior Indebtedness (after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness), to the extent necessary to pay in full all such amounts then due.
     Upon any payment or distribution of assets or securities of the Company referred to in Sections 1402 and 1403, the Trustee and the Holders of the Subordinated Debt Securities shall be entitled to rely upon any order or decree of a court of competent jurisdiction, or upon any certificate of any liquidating trustee or agent or other person making any payment or distribution to the Trustee or to the Holders of the Subordinated Debt Securities, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness, the amount thereof or payment thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Fourteen. In the event that the Trustee determines, in good faith, that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution referred to in Sections 1402 and 1403, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such person, as to the extent to which such person is entitled to participation in such payment or distribution, and as to other facts pertinent to the rights of such person under Sections 1402 and 1403, and if such evidence is not furnished, the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.
Section 1405. Subrogation.
     Subject to the payment in full of all amounts then due (whether by acceleration of the maturity thereof or otherwise) on account of the principal of, premium, if any, and interest on all Senior Indebtedness at the time outstanding, the Holders of the Subordinated Debt Securities shall be subrogated to the rights of each holder of Senior Indebtedness (to the extent of the payments or distributions made to such holder pursuant to the provisions of Sections 1402, 1403 and 1404) to receive payments or distributions of assets or securities of the Company applicable to the Senior Indebtedness until the Subordinated Debt Securities shall be paid in full, and each holder of Senior Indebtedness by the act of accepting such payments or distributions pursuant to the provisions of Sections 1402, 1403 and 1404 shall be deemed to have agreed to the subrogation aforesaid. No payments or distributions of assets or securities of the Company applicable to Senior Indebtedness which the Holders of the Subordinated Debt Securities receive by reason of their being subrogated to the rights of the holders of such Senior Indebtedness pursuant to the provisions of Sections 1402, 1403 and 1404 shall, as between the Company, its creditors other than the holders of Senior Indebtedness, and the Holders of the Subordinated Debt Securities, be deemed to be a payment by the Company on account of the Subordinated Debt Securities, it being understood that the provisions of this Article Fourteen are intended solely for the purpose of defining the relative rights of the Holders of the Subordinated Debt Securities, on the one hand, and the holders of the Senior Indebtedness, on the other hand, and nothing contained in this Article Fourteen or elsewhere in this Indenture, or in the Subordinated Debt Securities, is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness, and the Holders of the Subordinated Debt Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Subordinated Debt Securities the principal of, premium, if any, and interest on the

Subordinated Debt Securities, as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Subordinated Debt Securities and creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the Holder of any Subordinated Debt Securities from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Fourteen of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.
Section 1406. Payment on Subordinated Debt Securities Permitted.
     Nothing contained in this Article Fourteen or elsewhere in this Indenture, or in any of the Subordinated Debt Securities, shall prevent the Company from making payment of the principal of, sinking fund for, if any, premium, if any, or interest on the Subordinated Debt Securities, at any time, except under the conditions described in Section 1402 and except during the pendency of any dissolution, winding up, liquidation or reorganization of the Company within the meaning of Section 1403. Nothing contained in this Article Fourteen or elsewhere in this Indenture, or in any of the Subordinated Debt Securities, shall prevent the application by the Trustee of any moneys deposited with it hereunder for the purpose, to the payment of or on account of the principal of, sinking fund for, if any, or premium, if any, or interest on the Subordinated Debt Securities, unless, prior to the business day next preceding the date upon which such principal sinking fund payment or premium shall have become payable, or, in the case of any payment of or on account of interest unless, prior to two Business Days before the date upon which such interest shall have become payable, the Trustee shall have received written notice, directed to it at its Corporate Trust Office, from the Company or any holder of Senior Indebtedness of any trustee therefor of the existence of any of the conditions described in Section 1402 or of any dissolution, winding up, liquidation or reorganization of the Company within the meaning of Section 1403.
Section 1407. Authorization of Holders to Trustee to Effect Subordination.
     Each Holder of Subordinated Debt Securities by his acceptance thereof authorizes and directs the Trustee in his behalf to take such action as may be necessary or appropriate to effectuate, as between the Holders of the Subordinated Debt Securities and the holders of Senior Indebtedness, the subordination provided in this Article Fourteen and appoints the Trustee his attorney-in-fact for any and all such purposes.

Section 1408. Trustee as Holder of Senior Indebtedness.
     The Trustee shall be entitled to all the rights set forth in this Article Fourteen in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in Section 613 or elsewhere in this Indenture shall deprive or be construed to deprive the Trustee of its rights as such holder.
Section 1409. Notices to Trustee.
     Notwithstanding the provisions of this Article Fourteen or any other provisions of this Indenture, the Trustee shall not be charged with the knowledge of the existence of any Senior Indebtedness or of any facts which would prohibit the making of any payment of moneys to or by the Trustee, unless and until the Trustee shall have received written notice thereof, directed to it at its Corporate Trust Office, from the Company or any holder of Senior Indebtedness or any trustee thereof.
Section 1410. No Fiduciary Duty by Trustee to Holders of Senior Indebtedness.
     The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders of Subordinated Debt Securities or the Company or any other person moneys or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article Fourteen or otherwise.
Section 1411. Paving Agent Treated as Trustee.
     In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article Fourteen shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article Fourteen in place of the Trustee.
* * * * *
     This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     In Witness Whereof, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

OLD REPUBLIC INTERNATIONAL CORPORATION
By	/s/ [ILLIGIBLE]
President

WILMINGTON TRUST COMPANY as Trustee
By	/s/ [ILLIGIBLE]
Vice President

State of Illinois
ss:
County of Cook
     On the 15th day of August, 1992, before me personally came A. C. Zucaro, to me known, who, being by me duly sworn, did depose and say that he is President of Old Republic International Corporation, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

“OFFICIAL SEAL” CATHERINE M. GIBLIN NOTARY PUBLIC, STATE OF ILLINOIS MY COMMISSION EXPIRES 12/24/95	/s/ Catherine M. Giblin

State of Delaware
ss:
County of New Castle
     On the 24th day of August, 1992 before me personally came Emmett R. Harmon, to me known, who, being by me duly sworn, did depose and say that he is Vice President of Wilmington Trust Company, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

/s/ Sonya F. Allen

SONYA F. ALLEN NOTARY PUBLIC My Commission expires May 30, 1994